SECURITIES PURCHASE AGREEMENT


                         PURCHASE AGREEMENT (this "Agreement") dated as of June
                    30, 1997, by and among PROCEPT, INC., a Delaware corporation (the "Company"), THE ARIES FUND, A CAYMAN ISLAND TRUST (the "Trust"), and THE ARIES DOMESTIC FUND, L.P., a Delaware limited partnership (the "Partnership") (collectively with the Trust, the "Purchasers").

                  The Company desires to issue and sell to Purchasers, and Purchasers desire to purchase from the Company, 30,000 shares of Series A Convertible Preferred Stock of the Company, par value $.01 per share, stated value $100.00 per share, (the "Series A Preferred Stock") issued pursuant to a Certificate of Designations in the form attached hereto as Exhibit A (the "Certificate of Designations"), 2,742,696 Class A Warrants (the "Class A Warrants") to purchase one share of the Common Stock, par value $.01 per share, of the Company (the "Common Stock") in the form attached as Exhibit B hereto, and 7,602,132 Class B Warrants to purchase one share of the Common Stock of the Company (the "Class B Warrants," and collectively with the Class A Warrants, the "Warrants") in the form attached hereto as Exhibit C, upon and subject to the terms and conditions hereinafter set forth (the "Series A Offering"). Alternatively, in the event the Company fails to obtain approval from its stockholders of the inclusion in the Company's Certificate of Incorporation of blank check Preferred Stock on or before June 30, 1997, then, in lieu of Series A Preferred Stock, the Company desires to sell to purchasers, and purchasers desire to purchase from the Company (i) 5,973,334 (the "Alternate Offering Quantity") shares of Common Stock, (ii) the contractual rights contained in
Article 9 hereof (the "Article IX Rights") and (iii) $200,000 principal amount of 12% Convertible Notes (the "A Notes") a form of which is attached hereto as Exhibit D (the sale and purchase of the Warrants, however, remaining as above) (the "Alternate Offering") (the Common Stock to be purchased pursuant to the Alternate Offering, if any, including the Common Stock issuable upon any Reset Issuance, Annual Issuance, Dilutive Issuance or Approval Issuance (as defined in
Article 9), the Common Stock issuable upon conversion of the Series A Preferred Stock issuable upon exercise of the Approval Call (as defined in Article 9), and the Common Stock issuable upon conversion of the A Notes being referred to herein as the "Alternate Offering Common").

                  Accordingly, in consideration of the premises and the mutual agreements contained herein, Purchasers and the Company hereby agree as follows:

                  1.   Purchase of Company Securities.

                  1.1. Purchase and Sale of the Series A Preferred Stock and the Warrants. Subject to the terms and conditions set forth herein, the Company hereby agrees to issue and sell to Purchasers, and Purchasers, severally and not jointly, hereby agree to purchase from the Company, the Series A Preferred Stock and the Warrants (allocated amongst the Trust and the Partnership as set forth on Exhibit E hereto), at the Closing (as such term is defined in Section 2 hereof). The


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aggregate purchase price for the Series A Preferred Stock and the Warrants sold pursuant to this Agreement (including any additional shares of Common Stock issuable pursuant to Section 8.6) shall be $3,000,000 (the "Purchase Price") (allocated amongst the Trust and the Partnership as set forth on Exhibit E hereto). "Operative Documents" as used herein shall mean this Agreement, the Certificate of Designations, the Warrants, the A Notes and the Letter of Intent between Paramount Capital, Inc., Procept Inc. and the Purchasers (the "Letter of Intent"). In the event that the Company fails to obtain approval from its stockholders of the inclusion in the Company's Certificate of Incorporation of blank check preferred stock on or before June 30, 1997, then the term "Series A Preferred Stock" as used herein shall mean the Alternate Offering Common and the A Notes as well as any Series A Preferred Stock issued pursuant hereto (including any Series A Preferred Stock issued upon exercise of the Approval
Call).

                  2. Closing. The closing of the purchase and sale of the Series A Preferred Stock and the Warrants will take place at the offices of Paramount Capital Asset Management, Inc. at 787 Seventh Avenue, New York, New York, 10019. Such closing (the "Closing") will take place at 3:00 P.M., local time, on June 30, 1997; provided that the Closing may take place at such other time, place or later date as may be mutually agreed upon by the Company and Purchasers. The date of the Closing is referred to herein as the "Closing Date." At the Closing, the Company will deliver to Purchasers the Series A Preferred Stock and the Warrants purchased as set forth in Section 1 hereof, against payment of the Purchase Price by Purchasers, by wire transfer payable to the Company. The Series A Preferred Stock and the Warrants shall be registered in Purchasers' name or the name of the nominee(s) of Purchasers in such denominations as Purchasers shall request pursuant to instructions delivered to the Company not less than one day prior to the Closing Date.

                  3. Conditions to the Obligations of Purchasers at the Closing. The obligation of Purchasers to purchase and pay for the Series A Preferred Stock and the Warrants to be purchased by Purchasers at the Closing is subject to the satisfaction on or prior to the Closing Date of the following conditions, which may only be waived by written consent of Purchasers:

                  3.1 Opinion of Counsel to the Company. Purchasers shall have received from Palmer & Dodge, LLP, counsel for the Company, its opinion dated the Closing Date in the form of Exhibit F hereto.

                  3.2 Representations and Warranties. All of the representations and warranties of the Company contained in this Agreement shall be true and correct at and as of the Closing Date, except to the extent of changes caused by the transactions contemplated hereby.

                  3.3. Performance of Covenants. All of the covenants and agreements of the Company contained in this Agreement and required to be performed on or prior to the Closing Date shall have been performed in a manner satisfactory in all respects to Purchasers in their sole discretion.

                  3.4. Legal Action. No injunction, order, investigation, claim, action or proceeding before any court or governmental body shall be pending or threatened wherein an unfavorable


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judgment, decree or order would restrain, impair or prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause any such transaction to be rescinded.

                  3.5. Consents. The Company shall have obtained in writing or made all consents, waivers, approvals, orders, permits, licenses and authorizations of, and registrations, declarations, notices to and filings and applications with, any governmental authority or any other person or entity (including, without limitation, securityholders and creditors of the Company) required to be obtained or made in order to enable the Company to observe and comply with all its obligations under this Agreement and to consummate the transactions contemplated hereby.

                  3.6. Closing Documents. The Company shall have delivered to Purchasers the following:

                  (a) a certificate executed by the President or Chief Executive Officer of the Company dated the Closing Date stating that the conditions set forth in Sections 3.2 through 3.5 have been satisfied;

                  (b) an incumbency certificate dated the Closing Date for the officers of the Company executing this Agreement, the shares representing the Series A Preferred Stock and the Warrants and any other documents or instruments delivered in connection with this Agreement at the Closing;

                  (c) a certificate of the Secretary or Assistant Secretary of the Company, dated the Closing Date, as to the continued and valid existence of the Company, certifying the attached copy of the By-laws of the Company, the authorization of the execution, delivery and performance of this Agreement, and the resolutions adopted by the Board of Directors of the Company authorizing the actions to be taken by the Company under this Agreement;

                  (d) a certificate of the Secretary of State of the State of Delaware, dated a recent date, to the effect that the Company is in good standing in the State of Delaware and that all annual reports, if any, have been filed as required and that all taxes and fees have been paid in connection therewith;

                  (e) a certified copy of the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware and any amendments thereto; and

                  (f) such certificates, other documents and instruments as Purchasers and their counsel may reasonably request in connection with, and to effect, the transactions contemplated by this Agreement.

                  3.7. Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby to be consummated at the Closing and all documents incident thereto shall be satisfactory in form and substance to Purchasers.


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                  3.8. Due Diligence. Prior to the Closing Date, Purchasers and
their counsel shall have completed their due diligence and business review of the Company, its business, assets, liabilities, corporate and legal status and intellectual property, including patents, licenses and technical processes, all of which shall be satisfactory in form and substance to each Purchaser and their counsel in each Purchaser's sole discretion.

                  3.9. Closing Financial Statements; Absence of Changes. (a) The Company shall have provided to Purchasers (i) the unaudited balance sheet of the Company as of March 31, 1997, and the related unaudited statement of operations for the three-month period then ended, as well as the related unaudited statements of stockholders' equity (deficit) and cash flows for the three-month period then ended, accompanied by the unqualified certification thereon of the Chief Financial Officer or Vice President--Finance of the Company (together with any notes thereto, the "March 31 Financial Statements") and (ii) a "bring-down" certificate of the Chief Executive Officer of the Company and the Chief Financial Officer or Vice President--Finance of the Company with respect to the financial position of the Company as of the Closing Date and as to results for the period from the date of the March 31 Financial Statements to the Closing Date, in form and substance satisfactory to Purchaser and its counsel.

                  (b) Except as set forth on the schedules hereto of the Company delivered to Purchaser as of the date hereof, there shall have been no material adverse change in the financial condition, operating results, employee or customer relations or prospects of, or otherwise with respect to, the Company from the date of the March 31 Financial Statements to the Closing Date.

                  3.10. Schedules. The Company shall have provided to the Purchasers all schedules required pursuant to this Agreement, which schedules shall be satisfactory to Purchasers in their sole discretion.

                  4. Conditions to the Obligations of the Company at the Closing. The obligation of the Company to issue and sell the Series A Preferred Stock and the Warrants to Purchasers at the Closing is subject to the satisfaction on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

                  4.1. Representations and Warranties. The representations and warranties of Purchasers contained in this Agreement shall be true and correct at and as of the Closing Date.

                  4.2. Legal Action. No injunction, order, investigation, claim, action or proceeding before any court or governmental body shall be pending or threatened wherein an unfavorable judgment, decree or order would restrain, impair or prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause any such transaction to be rescinded.

                  5. Representations and Warranties of the Company. The Company hereby represents and warrants to Purchasers as follows:


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


                  5.1. Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority, and holds all licenses, permits and other required authorizations from governmental authorities, necessary to conduct its business as it is now being conducted or proposed to be conducted and to own or lease the properties and assets it now owns or holds under lease (except that the Company may in the future be required to obtain certain approvals of the U.S. Food and Drug Administration in connection with its business as proposed to be conducted). The Company is duly qualified or licensed and in good standing as a foreign corporation in Massachusetts and in each jurisdiction wherein the character of its properties or the nature of the activities conducted by it makes such qualification or licensing necessary.

                  5.2. Charter Documents. The Company has heretofore delivered to Purchasers true, correct and complete copies of the Company's Certificate of Incorporation and By-Laws as in full force and effect on the date hereof.

                  5.3. Capitalization. As of the date hereof, the Company's authorized capitalization consists solely of: 30,000,000 shares of Common Stock, of which 13,723,338 shares are presently issued and outstanding; and 7,292,637 shares of Common Stock are reserved for issuance upon the conversion or exercise of presently outstanding convertible securities, options, warrants or other rights to purchase Common Stock. As of the date hereof, the Company has no shares of treasury stock. All outstanding securities of the Company are validly issued, fully paid and nonassessable. No stockholder of the Company is entitled to any preemptive rights with respect to the purchase or sale of any securities by the Company. Except as has been set forth in Schedule 5.3 hereto, there are no outstanding options, warrants or other rights, commitments or arrangements, written or oral, to purchase or otherwise acquire any authorized but unissued shares of capital stock of the Company or any security directly or indirectly convertible into or exchangeable for any capital stock of the Company or under which any such option, warrant or convertible security may be issued in the future, and there are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell, rights of first offer, negotiation or refusal or proxies or similar arrangements relating to any securities of the Company to which the Company is a party, and to the best knowledge of the Company after due investigation there are no such trusts, agreement, rights, proxies or similar arrangements as to which the Company is not a party. Except as set forth on
Schedule 5.3 and as contemplated herein, none of the shares of capital stock of the Company is reserved for any purpose, and the Company is neither subject to any obligation (contingent or otherwise), nor has any option to repurchase or otherwise acquire or retire any shares of its capital stock. Schedule 5.3 sets forth (i) the number of shares of Common Stock authorized for issuance under any stock option plan of the Company; (ii) the number of shares of Common Stock as to which options under any such plan have been (a) reserved for issuance and (b) exercised; and (iii) the exercise prices for all outstanding options under any such plan. Except as set forth on Schedule 5.3, no antidilution adjustments with respect to the outstanding securities of the Company will be triggered by the issuance of the securities contemplated hereby.

                  5.4 Due Authorization, Valid Issuance, Etc.. The Series A Preferred Stock has been duly authorized and, when issued in accordance with this Agreement upon the Closing Date,


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will be free and clear of all liens imposed by or through the Company. The
Warrants have been duly authorized and, when issued in accordance with this Agreement upon the Closing Date, will be validly issued and free and clear of all liens imposed by or through the Company. The Common Stock issuable upon the conversion of the Series A Preferred Stock and upon the exercise of the Warrants has been duly authorized and reserved and, when issued in accordance with the terms and conditions thereof and this Agreement, will be validly issued, fully paid and nonassessable shares of Common Stock and will be free and clear of all liens imposed by or through the Company. The issuance, sale and delivery of the Series A Preferred Stock, the Warrants and the Common Stock issuable upon the conversion of the Series A Preferred Stock and upon the exercise of the Warrants will not be subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person.

                  5.5. Subsidiaries. The Company has no wholly or partially owned Subsidiaries (as defined in Section 9.10) and does not control, directly or indirectly, any other corporation, business trust, firm, partnership, association, joint venture, entity or organization. Except as set forth in
Schedule 5.5 the Company does not own any shares of stock, partnership interest, joint venture interest or any other security, equity or interest in any other corporation or other organization or entity.

                  5.6. Authorization; No Breach. The Company has the full corporate power and authority to execute, deliver and enter into this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement, the Certificate of Designations, the Warrants and all other transactions contemplated hereby have been duly authorized by the Company, and this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms except as the enforceability hereof may be limited by (a) bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally and (b) the availability of remedies under general equitable principles and (c) to the extent the indemnification provisions contained in section 8.5 hereof may be limited by applicable federal or state securities laws. Except as set forth on Schedule 5.6 hereto, the execution and delivery by the Company of this Agreement, the offering, sale and issuance of the Series A Preferred Stock and the Warrants pursuant to this Agreement, and the performance and fulfillment of the Company of its obligations under this Agreement, the Series A Preferred Stock and the Warrants, do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, or event which, with notice or lapse of time or both, would constitute a breach of or default under, (iii) result in the creation of any lien, security interest, adverse claim, charge or encumbrance upon the capital stock or assets of the Company pursuant to, (iv) give any third party the right to accelerate any obligation under or terminate, (v) result in a violation of, (vi) result in the loss of any license, certificate, legal privilege or legal right enjoyed or possessed by the Company under, or (vii) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to or require the consent of any other person under, the Certificate of Incorporation or By-Laws of the Company or any law, statute, rule or regulation to which the Company is subject or by which any of its properties are bound, or any agreement, instrument, order, judgment or decree to which the Company is subject or by which its properties are bound.


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                  5.7. Financial Statements and SEC Documents. (a) Attached
hereto as Schedule 5.7 are (i) the audited financial statements of the Company for the fiscal year ended December 31, 1996, including the balance sheet as at the end of such fiscal year and the related statements of operations, stockholders' equity (deficit) and cash flows for such fiscal year, certified by Coopers & Lybrand, L.L.P. and (ii) the March 31 Financial Statements (the financial statements referred to in clauses (i) and (ii) are referred to herein collectively as the "Financial Statements"). For purposes of this Agreement, March 31, 1997, shall be hereinafter referred to as the "Balance Sheet Date." The Financial Statements have been prepared in accordance with the books and records of the Company and generally accepted accounting principles, applied consistently with the past practices of the Company (except as otherwise noted in such Financial Statements), reflect all liabilities and obligations of the Company, as of their respective dates, and present fairly the financial position of the Company and the results of its operations as of the time and for the periods indicated therein.

                  (b) The Company has made available to Purchasers a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the Securities and Exchange Commission since January 1, 1993 (as such documents have since the time of their filing been amended, the "SEC Documents") which are all the documents (other than preliminary material) that the Company was required to file with the Securities and Exchange Commission since such date. As of their respective dates, the SEC Documents complied in all respects with the requirements of the Securities Act (as defined in Section 9.7) and/or the Exchange Act (as defined in Section 9.8) as the case may be, and the rules and regulations of the Securities and Exchange Commission thereunder applicable to such SEC Documents and none of the SEC Documents contained any untrue statement of a material fact or omitted to statement of material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all respects with applicable accounting requirements and with the published rules and regulations of the Securities and Exchange Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the Securities and Exchange Commission) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the financial position of the Company as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

                  5.8. No Material Adverse Changes. Except as set forth on
Schedule 5.8 hereto, since the Balance Sheet Date there has not at any time been
(a) any material adverse change in the financial condition, operating results, business prospects, employee relations or customer relations of the Company, or
(b) other adverse changes, which in the aggregate have been materially adverse to the Company.

                  5.9. Absence of Certain Developments. Except as contemplated by this Agreement, and except as set forth in Schedule 5.9 hereto, since the Balance Sheet Date, the Company has not, nor will have prior to the Closing: (a) issued any securities; (b) borrowed any


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amount or incurred or became subject to any liabilities (absolute or contingent), other than liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business, none of which are or shall be material and which are less than $25,000; (c) discharged or satisfied any lien, adverse claim or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business; (d) declared or made any payment or distribution of cash or other property to the stockholders of the Company with respect to the Common Stock or purchased or redeemed any shares of Common Stock;
(e) mortgaged, pledged or subjected to any lien, adverse claim, charge or any other encumbrance, any of its properties or assets, except for liens for taxes not yet due and payable; (f) sold, assigned or transferred any of its assets, tangible or intangible, except in the ordinary course of business and in an amount less than $25,000, or disclosed to any person, firm or entity not party to a confidentiality agreement with the Company any proprietary confidential information; (g) suffered any extraordinary losses or waived any rights of material value; (h) made any capital expenditures or commitments therefor; (i) entered into any other transaction other than in the ordinary course of business in an amount less than $25,000 or entered into any material transaction, whether or not in the ordinary course of business; (j) made any charitable contributions or pledges; (k) suffered damages, destruction or casualty loss, whether or not covered by insurance, affecting any of the properties or assets of the Company or any other properties or assets of the Company which could have a material adverse effect on the business or operations of the Company; (l) made any change in the nature or operations of the business of the Company; or (m) resolved or entered into any agreement or understanding with respect to any of the foregoing.

                  5.10. Properties. The Company has good and marketable title to all of the real property and good title to all of the personal property and assets it purports to own, including those reflected as owned on the Company Balance Sheet or acquired thereafter, and a good and valid leasehold interest in all property indicated as leased on the Company Balance Sheet, whether such property is real or personal, free and clear of all liens, adverse claims, charges, encumbrances or restrictions of any nature whatsoever, except (a) such as are reflected on the Company Balance Sheet or described in Schedule 5.10 hereto and (b) for receivables and charges collected in the ordinary course of business. Except as disclosed in Schedule 5.10 hereto, the Company owns or leases all such properties as are necessary to its operations as now conducted and as presently proposed to be conducted and all such properties are, in all material respects, in good operating condition and repair.

                  5.11. Taxes. Except as referred to in Schedule 5.11 hereto, the Company has timely filed all federal, state, local and foreign tax returns and reports required to be filed, and all taxes, fees, assessments and governmental charges of any nature shown by such returns and reports to be due and payable have been timely paid except for those amounts being contested in good faith and for which appropriate amounts have been reserved in accordance with generally accepted accounting principles and are reflected on the Company Balance Sheet. There is no tax deficiency which has been, or, to the knowledge of the Company might be, asserted against the Company which would adversely affect the business or operations, or proposed business or operations, of the Company. All such tax returns and reports were prepared in accordance with the relevant rules and regulations of each taxing authority having jurisdiction over the Company and are true and correct. The Company has neither given nor been requested to give any waiver of any statute of limitations relating to the


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payment of federal, state, local or foreign taxes. The Company has not been, nor is it now being, audited by any federal, state, local or foreign tax authorities. The Company has made all required deposits for taxes applicable to the current tax year. The Company is not, and has never been, a member of any "affiliated group" within the meaning of Section 1504 of the Internal Revenue Code, as in effect from time to time.

                  5.12. Litigation. Except as set forth on Schedule 5.12 hereto, there are no actions, suits, proceedings, orders, investigations or claims pending or, to the Company's knowledge, threatened against or affecting the Company, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality; there are no arbitration proceedings pending under collective bargaining agreements or otherwise; and, to the knowledge of the Company, there is no basis for any of the foregoing.

                  5.13. Compliance with Law. The Company has complied in all respects with all applicable statutes and regulations of the United States and of all states, municipalities and applicable agencies and foreign jurisdictions or bodies in respect of the conduct of its business and operations and benefit plans, and the failure, if any, by the Company to have fully complied with any such statute or regulation does not and will not materially adversely affect the business, operations or financial condition of the Company.

                  5.14. Trademarks and Patents. Schedule 5.14 annexed hereto contains a true, complete and correct list of all trademarks, trade names, patents and copyrights (and applications therefor) if any, heretofore or presently owned or licensed or used or required to be used by the Company in connection with its business; and, except as set forth on Schedule 5.14, each such trademark, trade name, patent and copyright (and application therefor) listed in Schedule 5.14 as being owned by the Company is not subject to any license, royalty arrangement, option or dispute and is free and clear of all liens. To the best knowledge of the Company, none of the trademarks, trade names, patents or copyrights used by the Company in connection with its business infringe any trademark, trade name, patent or copyright of others in the United States or in any other country, in any way which adversely affects or which in the future may adversely affect the business or operations of the Company. Except as set forth in Schedule 5.14, no stockholder, officer or director of the Company or any other person owns or has any interest in any trademark, trade name, service mark, patent, copyright or application therefor, or trade secret, licenses, invention, information or proprietary right or process, if any, used by the Company in connection with its business. The Company has no notice or knowledge of any objection or claim being asserted by any person with respect to the ownership, validity enforceability or use of any such trademarks, trade names, patents and copyrights (and applications therefor) listed on Schedule 5.14 or challenging or questioning the validity or effectiveness of any license relating thereto. There are no unresolved conflicts with, or pending claims of, any other person, whether in litigation or otherwise, involving the trademarks, trade names, patents and copyrights (and applications therefor), and there are no liens, encumbrances, adverse claims, or rights of any other person which would prevent the Company from fulfilling its obligations under this Agreement. To the best knowledge of the Company, the business of the Company, as presently conducted and as proposed to be conducted does not and will not cause the Company to violate any trademark, trade name, patent, copyright, trade secret, license or proprietary interest of any other person or entity, in any way which adversely affects or which in the future may adversely affect the business or operations of the Company. Except as disclosed in Schedule 5.14 hereto, the Company possesses all proprietary technology necessary for the conduct of business by the Company, both as presently conducted and as presently proposed to be conducted.

                  5.15. Insurance. Schedule 5.15 annexed hereto contains a brief description of each insurance policy maintained by the Company with respect to its properties, assets and business; each such policy is in full force and effect; and the Company is not in default with respect to its obligations under any of such insurance policies. The insurance coverage of the Company is in amounts not less than is customarily maintained by corporations engaged in the same or similar business and similarly situated, including, without limitation, insurance against loss, damage, fire, theft, public liability and other risks. The activities and operations of the Company have been conducted in a manner so as to conform to all applicable provisions of these insurance policies and the Company has not taken or failed to take any action which would cause any such insurance policy to lapse.

                  5.16. Agreements. Except as set forth in Schedule 5.16 hereto, the Company is neither a party to nor bound by any agreement or commitment, written or oral, which obligates the Company to make payments to any person, or which obligates any person to make payments to the Company, in the case of each such agreement in an amount exceeding $75,000 in the aggregate, or which is otherwise material to the conduct and operation of the Company's business or proposed business or any of its properties or assets, including, without limitation, all shareholder, employment, non-competition and consulting agreements and employee benefit plans and arrangements and collective bargaining agreements to which the Company is a party or by which it is bound. All such agreements are legal, valid and binding obligations of the Company, in full force and effect, and enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, moratorium, and similar laws affecting creditors' rights generally and (b) the availability of remedies under general equitable principles. The Company has performed all obligations required to be performed by it, and is not in default, or in receipt of any claim, under any such agreement or commitment, and the Company has no present expectation or intention of not fully performing all of such obligations, nor does the Company have any knowledge of any breach or anticipated breach by the other parties to any such agreement or commitment. The Company is not a party to any contract, agreement, instrument or understanding which materially adversely affects the business, properties, operations, assets or condition (financial or otherwise) of the Company. Purchasers have been furnished with, or the Company has made available for the Purchaser's review, a true and correct copy of each written agreement referred to in Schedule 5.16, together with all amendments, waivers or other changes thereto.

                  5.17. Undisclosed Liabilities. Except as set forth on Schedule
5.17 hereto, the Company has no obligation or liability (whether accrued, absolute, contingent, unliquidated, or otherwise, whether or not known to the Company, whether due or to become due) arising out of transactions entered into at or prior to the Closing of this Agreement, or any action or inaction at or prior to the Closing of this Agreement, or any state of facts existing at or prior to the Closing of this Agreement, except (a) liabilities reflected on the Company Balance Sheet; (b) liabilities in an amount less than $25,000 incurred in the ordinary course of business since the Balance Sheet Date (none of which is a liability for breach of contract, breach of warranty, torts, infringements, claims or lawsuits); and (c) liabilities or obligations disclosed in the schedules hereto.

                  5.18. Employees; Conflicting Agreements. (a) The Company shall cause all members of management and all professional employees of and consultants and advisors to the Company, including all employees and consultants and advisors involved in its research and development, to be subject to agreements with respect to (i) nondisclosure of confidential information, (ii) assignment of patents, trademarks, copyrights and proprietary rights to the Company and (iii) disclosure to the Company of inventions.

                  (b) Except as set forth on Schedule 5.18, to the best of the Company's knowledge, no stockholder, director, officer or key employee of the Company is a party to or bound by any agreement, contract or commitment, or subject to any restrictions in connection with any previous or current employment of any such person, which adversely affects, or which in the future may adversely affect, the business or the proposed business of the Company or the rights of Purchasers under this Agreement and in respect of its rights as a holder of the Series A Preferred Stock and the Warrants.

                  5.19. Disclosure. Neither this Agreement nor any of the schedules, exhibits, written statements, documents or certificates prepared or supplied by the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which made. Except as disclosed in Schedule
5.19 hereto, there exists no fact or circumstance which, to the knowledge of the Company upon due inquiry, materially adversely affects, or which could reasonably be anticipated to have a material adverse effect on, the existing or expected financial condition, operating results, assets, customer relations, employee relations or business prospects of the Company.

                  5.20. Compliance with the Securities Laws. Except as set forth on Schedule 5.20 hereto, neither the Company nor anyone acting on its behalf has directly or indirectly offered the Series A Preferred Stock or the Warrants or any part thereof or any similar security of the Company (or any other securities convertible or exchangeable for the Series A Preferred Stock and the Warrants or any similar security), for sale to, or solicited any offer to buy the same from, anyone other than Purchasers. Assuming the accuracy and truth of each of the Purchasers' representations set forth in Section 6 of this Agreement, all securities of the Company heretofore sold and issued by it were sold and issued, and the Series A Preferred Stock and the Warrants were offered and will be sold and issued, in compliance with all applicable federal and state securities laws.

                  5.21. Brokers. Except as set forth on Schedule 5.21, no finder, investment banker, broker, agent, financial person or other intermediary has acted on behalf of the Company in connection with the offering of the Series A Preferred Stock and the Warrants or the consummation of this Agreement or any of the transactions contemplated hereby and none of the foregoing are entitled to any compensation or success fee in connection therewith.

                  5.22. Transactions with Affiliates. Except as set forth in
Schedule 5.22, no director, officer, employee, consultant or agent of the Company, or member of the family of any such person or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest in or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, is a party to any transaction with the Company, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by or requiring payments to any such person or firm.

                  5.23. Environmental Matters (a) The Company and all properties owned, operated or leased by the Company have obtained and currently maintain all environmental permits required for their business and operations and are in compliance with all such environmental permits; (ii) there are no legal proceedings pending nor, to the best knowledge of the Company, threatened to modify or revoke any such environmental permits; and (iii) neither Company nor any property owned, operated or leased by the Company has received any notice from any source that there is lacking any environmental permit required for the current use or operation of the business of the Company, or any property owned, operated or leased by the Company.

                  (b) Except as set forth in Schedule 5.23 hereto, (i) all real property owned, operated or leased by the Company, and, to the best knowledge of the Company, all property adjacent to such properties, are free from contamination by any hazardous material; and the Company is not subject to environmental costs and liabilities with respect to hazardous materials, and no facts or circumstances exist which could give rise to environmental costs and liabilities with respect to hazardous materials.

                  (c) Except as set forth in Schedule 5.23 hereto, there is not now, nor has there been in the past, on, in, or under any real property owned, leased, or operated by the Company, or by any of its predecessors (i) any asbestos-containing materials, (ii) any underground storage tanks, (iii) above-ground storage tanks, (iv) impoundments, (v) poly-chlorinated biphenyls or
(vi) radioactive substances.

                  (d) The Company has provided or made available to the Purchasers drafts and final versions of all environmental site assessments (including, but not limited to Phase I and Phase II reports), risk management studies and internal environmental audits that have been conducted by or on behalf of the Company ("Environmental Studies"), with respect to any real property that now or in the past has been owned, operated or leased by the Company, or any of its predecessors.

                  (e) Except as set forth in Schedule 5.23 hereto, the Company and all properties owned, operated or leased by the Company are in compliance with environmental law.

                  (f) Except as set forth in Schedule 5.23 hereto, neither the Company nor any property owned, leased or operated by the Company has received or been issued any written request for information, or has been notified that it is a potentially responsible party under the environmental laws with respect to any on-site or off-site for which environmental costs and liabilities are asserted.

                  6. Representations and Warranties of Purchasers. Purchasers hereby severally and not jointly represent and warrant to the Company as follows:

                  6.1. Investment Intent. Each of the Purchasers is an "accredited investor" within the meaning of Regulation D under the Securities Act. Each of the Purchasers has experience in making investments in development stage biotechnology companies and is acquiring the Series A Preferred Stock and the Warrants for its own account and not with a present view to, or for sale in connection with, any distribution thereof in violation of the registration requirements of the Securities Act. Purchasers consent to the placing of a legend on the certificates representing the Series A Preferred Stock and the Warrants to the effect that the shares of Common Stock issuable upon exercise or conversion, as the case may be, of the Warrants, and the Series A Preferred Stock have not been registered under the Securities Act and may not be transferred except in accordance with applicable securities laws or an exception therefrom. Each of the Purchasers acknowledges that it has reviewed the Company's Form 10-K for the year ended December 31, 1996.

                  6.2. Authorization. Each of the Purchasers has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder, having obtained all required consents, if any, and this Agreement, when executed and delivered, will constitute a legal valid and binding obligation of such Purchaser.

                  6.3. Brokers. No finder, broker, agent, financial person or other intermediary has acted on behalf of Purchasers in connection with the offering of the Series A Preferred Stock and the Warrants or the consummation of this Agreement or any of the transactions contemplated hereby.

                  7. Covenants of the Company. So long as the Purchasers, Paramount Capital, Inc. and their affiliates, in the aggregate, beneficially own (taking into account shares issuable upon conversion or exercise of other securities held by them) at least five percent (5%) of the outstanding shares of any class or classes (however designated) of capital stock entitled to vote generally in the election of members of the Board of Directors (the "Voting Shares"), the Company covenants and agrees with Purchasers as follows:

                  7.1. Books and Accounts. The Company will: (a) make and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect its transactions, including without limitation, dispositions of its assets; and (b) devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and in accordance with the Company's past practices or any other criteria applicable to such statements, and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  7.2. Periodic Reports. (a) The Company will furnish to Purchasers as soon as practicable, and in any event within 90 days after the end of each fiscal year of the Company (commencing with the fiscal year ended December 31, 1997), an annual report of the Company, including a balance sheet as at the end of such fiscal year and statement of operations, stockholders' equity (deficit) and cash flows for such fiscal year, together with the related notes thereto, setting forth in each case in comparative form corresponding figures for the preceding fiscal year, all of which will be correct and complete and will present fairly the financial position of the Company and the results of its operations and changes in its financial position as of the time and for the period then ended. Such financial statements shall be accompanied by an unqualified report (other than qualifications contingent upon the Company's ability to obtain additional financing), in form and substance reasonably satisfactory to Purchasers, of independent public accountants reasonably satisfactory to Purchasers to the effect that such financial statements have been prepared in accordance with the books and records of the Company and generally accepted accounting principles applied on a basis consistent with prior years (except as otherwise specified in such report), and present fairly the financial position of the Company and the results of its operations and changes in their financial position as of the time and for the period then ended. The Company will use its best efforts to conduct its business so that such report of the independent public accountants will not contain any qualifications as to the scope of the audit, the continuance of the Company, or with respect to the Company's compliance with generally accepted accounting principles consistently applied, except for changes in methods of accounting in which such accountants concur.

                  (b) The Company will furnish to Purchasers, as soon as practicable and in any event within 45 days after the end of each of the first three fiscal quarters of the Company during each fiscal year, a quarterly report of the Company consisting of an unaudited balance sheet as at the end of such quarter and an unaudited statement of operations, stockholders' equity (deficit) and cash flows for such quarter and the portion of the fiscal year then ended, setting forth in each case in comparative form corresponding figures for the preceding fiscal year. All such reports shall be certified by the Chief Financial Officer or Vice President--Finance of the Company to be correct and complete, to present fairly the financial position of the Company and the consolidated results of its operations and changes in its financial position as of the time and for the period then ended and to have been prepared in accordance with generally accepted accounting principles.

                  (c) The Company shall furnish to Purchasers, within 30 days after the end of each calendar month, an unaudited balance sheet of the Company as of the end of such month and the related unaudited statement of operations, stockholders' equity (deficit) and cash flows for such month and for the fiscal year to date, setting forth in each case in comparative form the corresponding figures for the budget for the current fiscal year, or such other financial information as otherwise agreed to by the parties hereto. All such statements shall be certified by the Chief Financial Officer or Vice President--Finance of the Company to the effect that such statements fairly present the financial condition of the Company as of the dates shown and the results of its operations for the periods then ended and that such statements have been prepared in conformity with generally accepted accounting principles consistently applied except for normal, recurring, year-end audit adjustments and the absence of footnotes.

                  (d) Commencing with the Company's fiscal year commencing January 1, 1997, the Company shall furnish to Purchasers, as soon as practicable and in any event not less than sixty (60) days prior to the end of each fiscal year of the Company, (i) an annual operating budget for the Company, for the succeeding fiscal year, containing projections of profit and loss, cash flow and ending balance sheets for each month of such fiscal year and (ii) a business plan for the Company as specified in Section 7.18. The Company shall furnish to Purchasers at least thirty (30) days prior to the date the Board of Directors is scheduled to approve the annual operating budget and business plan referred to above, such operating budget and business plan as proposed to be approved by the Board of Directors. Promptly upon preparation thereof, the Company shall furnish to Purchasers any other operating budgets or business plans that the Company may prepare and any revisions or modifications of such previously furnished budgets or business plans.

                  (e) The annual statements and quarterly statements furnished pursuant to Sections 7.2(a) and (b) shall include a narrative discussion prepared by the Company describing the business operations of the Company during the period covered by such statements. The monthly statements furnished pursuant to Section 7.02(c) shall be accompanied by a statement describing any material events, transactions or deviations from the Company's Business Plan (as defined below) contemplated by Section 7.18 and containing an explanation of the causes and circumstances thereof.

                  7.3. Certificates of Compliance. The Company covenants that promptly after the occurrence of any default hereunder or any default under or breach of any material agreement, or any other material adverse event or circumstance affecting the Company, it will deliver to Purchasers an Officers' Certificate specifying in reasonable detail the nature and period of existence thereof, and what actions the Company has taken and proposes to take with respect thereto.

                  7.4. Other Reports and Inspection. (a) The Company will furnish to Purchasers (a) as soon as practicable after issuance, copies of any financial statements or reports prepared by the Company for, or otherwise furnished to, its stockholders or the Securities and Exchange Commission and (b) promptly, such other documents, reports and financial data as Purchasers may reasonably request. In addition the Company will, upon prior notice, make available to Purchasers or its representatives or designees (a) all assets, properties and business records of the Company for inspection and/or copying and
(b) the directors, officers and employees of the Company for interviews concerning the business, affairs and finances of the Company.

                  7.5. Insurance. The Company will at all times maintain valid policies of worker's compensation and such other insurance with respect to its properties and business of the kinds and in amounts not less than is customarily maintained by corporations engaged in the same or similar business and similarly situated, including, without limitation, insurance against fire, loss, damage, theft, public liability and other risks. The activities and operations of the Company shall be conducted in a manner to as to conform in all material respects to all applicable provisions of such policies.

                  7.6. Use of Proceeds; Restriction on Payments. The Company shall use the net proceeds from the sale of the Series A Preferred Stock and Warrants to bridge its working capital needs through such time as it can consummate an offering of its securities. The Company covenants and agrees that it will not, without the prior written consents of the Purchasers, directly or indirectly use any of the proceeds to
(i) repay any indebtedness of the Company, including but not limited to any indebtedness to officers, employees, directors or principal stockholders of the Company, but excluding accounts payable incurred in the ordinary course of business or (ii) redeem, repurchase or otherwise acquire any equity security of the Company, without the prior written consents of the Purchasers. Notwithstanding the foregoing, the Company shall not make any payments before August 15 to any parties that exceed $25,000 (or, after August 15, that exceed $50,000) without the prior written consents of the Partnership and the Trust.

                  7.7. Material Changes. The Company will promptly notify Purchasers of any material adverse change in the business, properties, assets or condition, financial or otherwise, of the Company, or any other material adverse event or circumstance affecting the Company, and of any litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against the Company or against any director or officer of the Company.

                  7.8. Transactions with Affiliates. Except as disclosed as Schedules 5.16 and 5.22 and, for the transactions contemplated by this Agreement, the Company shall not (a) engage in any transaction with, (b) make any loans to, nor (c) enter into any contract, agreement or other arrangement
(i) providing for (x) the employment of, (y) the furnishing of services by, or
(z) the rental of real or personal property from, or (ii) otherwise requiring payments to, any officer, director or key employee of the Company or any relative of such persons or any other "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), without the prior written approval of the Partnership and the Trust.

                  7.9. Corporate Existence, Licenses and Permits; Maintenance of Properties; New Businesses. The Company will at all times conduct its business in the ordinary course and cause to be done all things necessary to maintain, preserve and renew its existence and will preserve and keep in force and effect, all licenses, permits and authorizations necessary to the conduct of its and their respective businesses. The Company will also maintain and keep its properties in good repair, working order and condition, and from time to time, to make all needful and proper repairs, renewals and replacements, so that the business carried on in connection therewith may be properly conducted at all times.

                  7.10. Other Material Obligations. The Company will comply with, (a) all material obligations which it is subject to, or becomes subject to, pursuant to any contract or agreement, whether oral or written, as such obligations are required to be observed or performed, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and the Company has set aside on its books adequate reserves with respect thereto, and (b) all applicable laws, rules, and regulations of all governmental authorities, the violation of which could have a material adverse effect upon the business of the Company.

                  7.11. Amendment to the Certificate of Incorporation and the By-Laws. The Company will perform and be in compliance with and observe all of the provisions set forth in its

Certificate of Incorporation and By-Laws to the extent that the performance of such obligations is legally permissible; provided that the fact that performance is not legally permissible will not prevent such nonperformance from constituting an event of default under this Agreement. The Company will not amend its Certificate of Incorporation or By-Laws or any Certificate of Designations for any other series of Preferred Stock of the Company so as adversely to affect the rights of Purchasers under this Agreement, the Certificate of Incorporation, the By-Laws, the Warrants or the Certificate of Designations.

                  7.12. Merger; Sale of Assets. The Company will not become a party to any merger, consolidation or reorganization, or sell, lease, license, sublicense or otherwise dispose of all or substantially all of its assets, without the prior approval of Purchasers.

                  7.13. Acquisition. The Company will not acquire any interest in any business from any person, firm or entity (whether by a purchase of assets, purchase of stock, merger or otherwise) without the prior approval of Purchasers.

                  7.14. Dividends; Distributions; Repurchases of Common Stock; Treasury Stock. The Company shall not declare or pay any dividends on, or make any other distribution with respect to, its capital stock, whether now or hereafter outstanding, or purchase, acquire, redeem or retire any shares of its capital stock, without the consent of Purchasers, provided, however, the foregoing shall not prohibit the Company from repurchasing any shares of its Common Stock from any present or former officer, Director or employee of the Company upon a termination or resignation of such person from the Company.

                  7.15. Consents and Waivers. (a) Except as set forth on
Schedule 7.15, the Company has obtained all consents and waivers needed to enable it to perform all of its obligations under this Agreement and the transactions contemplated hereby.

                  (b) Except as set forth on Schedule 7.15, the Company has obtained from all holders of options, warrants and other securities of the Company having any right of first refusal, offer, sale, negotiation or similar rights or antidilution or other rights to have the terms (including, without limitation, conversion or exercise prices or rates) of such instruments adjusted by virtue of the purchase and sale of the Series A Preferred Stock and the Warrants or the other transactions contemplated by this Agreement, a written waiver in form and substance satisfactory to Purchasers and their counsel.

                  7.16. Taxes and Liens. The Company will duly pay and discharge when payable, all taxes, assessments and governmental charges imposed upon or against the Company or its properties, or any part thereof or upon the income or profits therefrom, in each case before the same become delinquent and before penalties accrue thereon, as well as all claims for labor, materials or supplies which if unpaid might by law become a lien upon any of its property, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and the Company has set aside on its books adequate reserves with respect thereto.

                  7.17. Restrictive Agreement. The Company covenants and agrees that subsequent to the Closing, it will not be a party to any agreement or instrument which by its terms would restrict the Company's performance of its obligations pursuant to this Agreement, the Certificate of Incorporation, By-laws, the Warrants or the Series A Preferred Stock.

                  7.18. Business Plan. Commencing with the Company's fiscal year commencing January 1, 1997, the Company's Chief Financial Officer or Vice President--Finance shall prepare or have prepared and submit to the Board of Directors not less than 60 days prior to the beginning of each fiscal year of the Company, an updated business plan (the "Business Plan") for such year which shall set forth the Company's product development, marketing and servicing plans, capital expenditures and expense budgets and shall encompass a statement of long range strategy over a five-year period and short-range tactics over a two-year period. The Business Plan shall specify quantitative and qualitative goals for the Company and relate the attainment of those goals to the Company's strategic objectives.

                  7.19. Director and Observer. (a) For a period of five years after the Closing Date, the Partnership and the Trust shall be entitled to nominate a majority of the voting members of the Board of Directors of the Company provided, however, that, to the extent such right would cause the Company to violate Rule 4460(i) of the National Association of Securities Dealers' Marketplace Rules, the Partnership and the Trust shall not elect such number of directors as would violate such rule until the earlier of (1) the date of approval by the stockholders of the Company of the transactions contemplated herein and in the Letter of Intent, (2) the date that Rule 4460(i) no longer applies to such transactions and (3) September 30, 1997. Notwithstanding the foregoing, the Purchasers shall immediately, and during the entirety of such five (5) year period, have the right to appoint at least three designees to the Board of Directors. If necessary, the Directors of the Company will elect each such person to the Board of Directors of the Company by creating a new position on the Board of Directors promptly following such person's nomination by Purchasers and shall nominate such person for election in connection with any stockholder vote for Directors, and the Company will use its best efforts to ensure that the stockholders of the Company vote all their voting securities in favor of such person's election. The Company agrees to vote all voting securities for which the Company holds proxies, granting it voting discretion, or is otherwise entitled to vote, in favor of, and to use its best efforts in all respect to cause, the election of each such individual proposed by the Partnership and the Trust. In the event that a vacancy is created on the Board of Directors at any time by the death, disability, resignation or removal (with or without cause) of any such individual proposed and nominated by the Partnership and the Trust, pursuant to this Agreement, the Company will, and will use its best efforts to ensure that the stockholders of the Company, vote all voting securities to elect each individual proposed by the Partnership and the Trust and approved by the Company and nominated for election by the Partnership and the Trusts to fill such vacancy and serve as a voting Director.

                  (b) In addition to the rights set forth in Section 7.19(a), from and after the Closing Date, until such time as Purchasers or their affiliates shall not beneficially own any securities of the Company, the Partnership and the Trust shall be entitled to designate nonvoting observers who shall be entitled to attend all meetings of the Board of Directors and any of its committees and who shall be provided (i) reasonable prior notice of all meetings of the Board of Directors and any of its committees, (ii) reasonable prior notice of any action that the Board of Directors or any of its committees may take by written consent, (iii) promptly delivered copies of all minutes and other records of action by, and all written information furnished to, the Board of Directors or any of its committees and (iv) any other information requested by such observer which a member of the Board of Directors would be entitled to request to discharge his or her duties. Such observers shall be entitled to the same rights to reimbursement for the expense of attendance at meeting as any outside Director.

                  (c) If the Partnership and the Trust give notice to the Company that the Partnership and the Trust desire to remove a Director proposed by the Partnership and the Trust pursuant to this Agreement, the Company shall, and shall use its best efforts to ensure that the stockholders of the Company shall, vote all voting securities in favor of removing such Director if a vote of holders of such securities shall be required to remove the Director, and the Company agrees to take any action necessary to facilitate such removal.

                  (d) Each Director nominated by the Partnership and the Trust shall be entitled to the same type and an amount of compensation at least equal to the highest amount payable to any other Director for serving in such capacity.

                  (e) The Company shall take all steps necessary to limit the size of the Board to no greater than seven members or such fewer number as designated by the Partnership, and the Trust.

                  (f) Concurrently with the Closing Date, if requested by the Partnership and the Trust, the Company shall have voted to appoint the initial Directors nominated by the Partnership and the Trust, to its Board of Directors subject only to such individuals' acceptance of such appointment in accordance with the provisions of this Section 7.19, which individuals shall be identified in writing to the Company by such time.

                  (g) At any time that a designee or designees of the Partnership and the Trust serve on the Company's Board of Directors, the Partnership and the Trust shall be entitled to representation on any committee of the Board of Directors proportionate with their representation on the Board as a whole.

                  7.20. Board of Directors. (a) The Company shall promptly reimburse each director or observer of the Company designated by the Partnership and the Trust who is not an employee of the Company for all of his reasonable expenses incurred in attending each meeting of the Board of Directors of the Company or any committee thereof.

                  (b) The Company shall at all times maintain provisions in its By-laws and/or Certificate of Incorporation indemnifying all directors against liability and absolving all directors from liability to the Company and its stockholders to the maximum extent permitted under the laws of the State of Delaware.

                  (c) The By-laws of the Company shall always contain provisions consistent with the provisions of this Section 7.20 except to the extent this
Section 7.20 deals with the possible observer.

                  (d) For so long as any designee of Purchasers is a director of the Company, the Company shall procure and maintain Director and Officer Liability Insurance covering such designees with a coverage amount and other terms acceptable to each of the Purchasers with a reputable insurance carrier. In addition, the Company shall enter into an indemnification agreement, in form and substance satisfactory to the Purchasers, with each such designee.

                  7.21. No Subsidiaries. The Company will not create or acquire any entity that would be a Subsidiary (as defined in Section 10.10) without the Purchasers' prior written consents.

                  7.22. Publicity. (a) The Company shall not issue any press release, make any other public announcement with respect to this Agreement or the transactions contemplated hereby, hold any press conference nor engage in any other publicity without obtaining the prior written approval of Purchasers, except as may be required by law or the regulations of any securities exchange or the Nasdaq Stock Market.

                  (b) The Company shall not disclose or use the names, identity, addresses or any other information regarding each of the Purchasers or any of its officers, directors, employees, shareholders, nominees and/or designees without such Purchaser's prior written consent; provided, however, each of the names of Purchasers (but not its addresses) may be disclosed in the Shelf Registration Statement.

                  (c) After the Closing Date, upon request of the Partnership and the Trust, the Company shall cause, at its sole expense, the immediate publication of a "tombstone" advertisement in the Wall Street Journal (National Edition) announcing the consummation of this Agreement and the transactions contemplated herein, the exact form and substance of which shall be mutually agreed upon by the Company and the Partnership and the Trust.

                  7.23. Restriction on Securities. (a) During the 18 months following the Closing Date, the Company shall not without prior written consent of the Partnership and the Trust, issue, offer or sell any of its equity or debt securities (including, without limitation, any securities convertible into or exercisable for such securities); provided that the Company may issue shares of Common Stock upon conversion or exercise of the Company's outstanding securities and pursuant to exercise of options under any stock option plan of the Company in accordance with the terms of such plan (it being agreed that the issuance of any additional options under such plan may be effected only with the prior written consent of the Purchasers); provided, further, that the Company, with the consents of the Partnership and the Trust, may issue options under the Company's Non-Employee Director Stock Option Plan and shares of Common Stock under the Company's 1993 Stock Purchase Plan in accordance with the terms of such plans which will not be amended without the consent of the Partnership and the Trust); provided, further, that this Section 7.23 shall not apply to the offerings to be conducted by the Company with Paramount Capital, Inc. acting as placement agent as contemplated in the Letter of Intent (all such excepted Common Stock, the "7.23 Exceptions").

During the 36-months following the Closing Date, the Company shall not, without the prior written consents of the Purchasers, offer or sell any of its debt or equity securities in reliance on Regulation S of the Securities Act. During the 36-month period following the Closing Date, the Company will not extend the expiration date nor lower the exercise price of any options or warrants, or take any similar action with respect to any convertible securities of the Company, without the prior written consent of the Partnership and the Trust.

                  (b) Prior to the Closing Date, the Company shall obtain the written agreement of all executive officers and directors of the Company (and shall use its best efforts to obtain a written agreement from all 5% or greater stockholders of the Company, calculated without including any issuances contemplated by this Agreement) to "lock-up" all of the shares of Common Stock owned by each of them at any time until 24 months following the Closing Date, and to agree not to directly or indirectly, issue, agree or offer to sell, grant an option for the purchase or sale, assign, sell, contract to sell, sell "short" or "short against the box" (as those terms are generally understood), pledge, hypothecate, distribute or otherwise encumber or dispose of, any such shares (including options, rights, warrants or other securities convertible into, exchangeable, exercisable for or evidencing any right to purchase or subscribe for shares of capital stock of the Company (whether or not beneficially owned by the undersigned) or any beneficial interest therein of any shares of the Common Stock, all in form and substance satisfactory to the Partnership and the Trust and their counsel.

                  (c) The Company shall not, directly or indirectly, through any officer, director, agent or otherwise, initiate, solicit, encourage, negotiate or discuss with any third party (including by way of furnishing non-public information concerning the Company or its businesses, assets or properties), nor take any other action to facilitate any inquiries with respect to the making of, any proposal that constitutes or may reasonably be expected to lead to, a Competing Transaction (as defined below), provided, however, that the foregoing prohibitions shall terminate either (x) on the date that is 210 days after the Closing Date if the Company does not proceed with the Series B Offering or (y) upon the final closing date of the Series B Offering if the Company does proceed with the Series B Offering. "Competing Transaction" shall mean any proposal with respect to (a) a possible public or private offering or placement of its securities, (b) a recapitalization, merger or other business combination involving the Company or any of its subsidiaries or (c) the acquisition of a substantial portion of the assets of the Company. Notwithstanding the foregoing, nothing shall prohibit the Board of Directors of the Company from (i) furnishing information to, or entering into discussions or negotiations with any person or entity that makes an unsolicited proposal with respect to a Competing Transaction, if, and only to the extent that, (A) the Board of the Directors of the Company, after consultation with and based upon the written advice of independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of the Company to comply with its fiduciary duties to stockholders under applicable law, but only in response to a written, bona fide proposal with respect to a Competing Transaction that the Board of Directors of the Company, after consultation with its financial advisors, determines is financially superior to the Company, than the Series A and Series B Offerings and related transactions (considered together as a complete transaction), taking into account the ability of the party making such proposal to finance such proposal and such party's ability to obtain any required regulatory and third party approvals for such Competing Transaction (a "Superior Proposal") and (B) the Company, prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity (x) provides notice to Paramount Capital, Inc. and the Purchasers to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and (y) receives from such person or entity an executed confidentiality agreement in reasonably customary form; or (ii) complying with its obligations, if any, under applicable law to disclose the existence and terms of any proposal for a Competing Transaction.

                  7.24. Restriction on Liens. The Company shall not create or permit the imposition of any liens on any of its assets from and after the Closing Date without the prior written consents of the Purchasers.

                  7.25. Restrictions on Indebtedness. The Company shall not, without the prior written consent of the Purchasers, incur, create, assume nor suffer to exist any indebtedness (including but not limited to any indebtedness to current executive officers, employees, directors or principal stockholders of the Company, but excluding (x) accounts payable incurred in the ordinary course and paid in accordance with roman numeral (iv) of paragraph 14 of the Letter of Intent and (y) indebtedness existing on the date hereof reflected in the Company's March 31, 1997 Financial Statement.

                  7.26. Blank Check Preferred. (a) In the event that the Company fails to obtain approval from its stockholders of the inclusion in the Company's Charter of blank check Preferred Stock in connection with the Proxy Statement prior to June 30, 1997, then, with the consent of the Partnership and the Trust, the Company (i) shall amend its current proxy statement (the "Proxy Statement") by no later than July 3, 1997, and (ii) with the assistance of a proxy solicitor acceptable to the Trust and the Partnership, shall use best efforts to obtain approval of the inclusion of blank check Preferred Stock in its Certificate of Incorporation by no later than July 15, 1997. In the event that the Company fails to obtain approval from its stockholders of the inclusion in the Company's Charter of blank check Preferred Stock in connection with the Proxy Statement, the Company shall obtain such approval as set forth in Subsection 7.26(b) below.

                  (b) The Company shall obtain the Required Shareholder Approvals as soon as possible following the Closing and, in any event, before September 30, 1997. The Company shall, as promptly as possible, engage a nationally recognized independent investment banking firm to render a fairness opinion on the transactions contemplated herein and in the Letter of Intent.

                  7.27. Put Exercisable Upon Certain Events. In the event that the Company does not obtain the Required Shareholder Approvals (as hereafter defined) by September 30, 1997, each Purchaser shall have the right, for a period of 10 years, at such Purchaser's election (the "Non-Approval Put") (i) to require the Company to repurchase with cash, within two business days after request is made therefor, all or any portion of the shares of Series A Preferred Stock then owned by such Purchaser for $140 per share tendered for such repurchase (or in the case of the Alternate Offering, 140% of the aggregate Dilution Value (as defined below) of the number of shares of Alternate Offering Common tendered for such repurchase), (ii) to require the Company to issue A

Notes, within two business days after request is made therefor, in exchange for all or any portion of the shares of Series A Preferred Stock then owned by such Purchaser, in a principal amount of $140 per share tendered for such repurchase (or in the case of the Alternate Offering, in a principal amount of 140% of the aggregate Dilution Value of the number of shares of Alternate Offering Common tendered for such exchange) or (iii) any combination of the above.

                  The "Required Shareholder Approvals" shall mean any required approval by the holders of Common Stock of the Company necessary (whether pursuant to law or the rules of The Nasdaq Stock Market) to consummate the transactions contemplated hereby and to provide the Purchasers with all of the rights set forth in this Agreement and the instruments referred to herein, including, without limitation, approvals of (a) the amendment of the Company's Certificate of Incorporation to authorize "blank check" preferred stock, (b) the issuance pursuant to this Agreement of Series A Preferred Stock, the Warrants and the New Warrants (as defined in the Warrants) or any Common Stock issuable upon the conversion or exercise of any of the foregoing, (c) the Approval Issuance and (d) the appointment by the Purchasers of a majority of the Company's Board of Directors.

                  7.28. Break-up Fee. If, by September 30, 1997, the Series A Offering is not completed on the terms contained herein and in the Letter of Intent, or if the required adjustments to the Conversion Price (as defined in the Certificate of Designation for the Series A Preferred Stock) of the Series A Preferred Stock or the conversion of the Class A and Class B Warrants into New Warrants has not been approved or has not occurred or, in the case of the Alternate Offering, the Approval Issuance (as defined below) has not been approved or has otherwise not occurred, or if Paramount Capital, Inc., the Partnership and the Trust have not appointed a majority of the Company's Board of Directors, or if the Purchasers have not acquired capital stock of the Company representing in excess in the aggregate of 51% of the Voting Shares, as a result of the failure of the Company to obtain the Required Shareholder Approval or for any other reason, then, in addition to any other rights of the Purchasers or Paramount Capital, Inc. or obligations of the Company hereunder and under the Letter of Intent, the Company shall pay to the Purchasers a fee of $500,000. In addition to and notwithstanding the foregoing, whether or not the proposed financings are completed and irrespective of the reason that the proposed financings are not completed (including a determination by Paramount Capital, Inc., the Trust and/or the Partnership not to proceed with the transaction for any reason) the Company shall be responsible for, and shall reimburse the Trust and the Partnership for, all costs incurred in connection with the Series A Transaction (as defined in the Letter of Intent) and the transactions contemplated by the Letter of Intent (including, without, limitation, attorney's fees, expenses and disbursements).

                  7.29. Class Covenant. In the event of the Alternate Offering, in addition to any other covenants contained herein, the Company covenants that it shall not, without the prior written consent of the Rights Holders (as defined below) having at least 50% of all outstanding Article IX Rights, (i) incur or voluntarily repay prior to the maturity thereof any indebtedness in excess of $100,000 or (ii) authorize or issue, or increase the authorized amount of, any equity security ranking prior to, or on a parity with, the Common Stock (other than additional Common Stock approved in writing by the Partnership and the Trust or any Article IX Issuances, any 7.23 Exceptions) (A) upon a Liquidation Event (as defined below), (B) with respect to the payment of any dividends or distributions or (C) with respect to voting rights (except for class voting rights required by law).

                  7.30. Listing. The Company shall, concurrently with the issuance of any Alternate Offering Common, take all actions necessary so that the shares comprising any such issuance are listed on any stock exchange or quotation system on which the Common Stock trades.

                  7.31. Reservation of Shares; Transfer Taxes, Etc. The Company shall at all times reserve and keep available, out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting any conversions of Series A Preferred Stock or A Notes, any exercises of Class A and Class B Warrants, and any Reset Issuance (as defined below), Annual Issuance (as defined below), Dilution Issuance (as defined below) and Approval Issuance (as defined below and, together with Reset Issuances, Annual Issuances and Dilution Issuances, referred to herein as "Article IX Issuances"), such number of shares of its Common Stock free of preemptive rights as shall be sufficient to effect such conversions, exercises and Article IX Issuances from time to time required or reasonably anticipated. The Company shall use its best efforts from time to time, in accordance with the laws of the State of Delaware to increase the authorized number of shares of Common Stock if at any time the number of shares of authorized, unissued and unreserved Common Stock shall not be sufficient to permit any required or reasonably anticipated conversions of Series A Preferred Stock and A Notes, exercises of Class A and Class B Warrants and Article IX Issuance. In the event, and to the extent, that the company does not have sufficient authorized but unissued shares of Common Stock to effect any conversion of Series A Preferred Stock or A Notes, any exercise of Warrants, any
Article IX Issuance or any other issuance of Common Stock pursuant to this Agreement (collectively a "Common Issuance Event"), the Company shall pay each Purchaser cash or A Notes in an amount per share of Common Stock that would have been issued to such Purchaser pursuant to such Common Issuance Event but for the lack of sufficient authorized but unissued Common Stock equal to the greater of
(i) 1.40 times the Dilution Value (as defined below) (or, in the case of shares of Common Stock issuable upon conversion of the Series A Preferred Stock, or exercise of the Warrants, 1.40 times the respective Conversion Price or exercise price) and (ii) the Market Price, in either case determined as of the date of the event giving rise to such Common Issuance Event.

                  The Company shall pay any and all issue or other taxes that may be payable in respect to any Article IX Issuance.

                  7.32. D&O Insurance. The Company shall obtain, by July 10, 1997, at the latest, a waiver (the "D&O Insurance Waiver") from the provider of its Director and Officer Liability Insurance Policy of any provisions thereof that allow or require any termination, reduction, limitation or other impairment of coverage upon a change of control with respect to the transactions contemplated herein and in the Letter of Intent.

                  8.   Registration of Common Stock.

                  8.1. Registration. The Company will, as soon as practicable, but not later than the earlier of (a) 30 days after the final closing date of the Series B Offering or a Qualified Offering (as defined below) and (b) 210 days after the Closing Date (each a "Filing Target Date"), (i) file a shelf registration statement (the "Shelf Registration Statement") with respect to (x) the resale of the shares of Common Stock issuable upon conversion of the Series A and Series B Preferred Stock or, in the case of the Alternate Offering, the Alternate Offering Common and any Common Stock to be issued pursuant to the Series B Offering (including any Common Stock issuable upon the exercise of the Placement Warrants and Advisory Warrants (as defined in the Letter of Intent) and any Common Stock issuable pursuant to contractual rights created in the Series B Offering analogous to the Article IX Rights herein, (y) the Class C Warrants and (z) the shares of Common Stock issuable upon exercise of the Class A, Class B and Class C Warrants (including the New Warrants, as the case may be) (together, the "Registrable Securities") with the SEC and use its best efforts to have such Shelf Registration Statement declared effective by the SEC prior to the date which is 75 days after the final closing date of the Series B Offering or other applicable Filing Target Date (subject to penalties for failure to effect such registration in the time frames required as set forth in Section 8.6 below) and (b) cause such Shelf Registration Statement to remain effective until such date as the holders of the Registrable Securities have completed the distribution described in the Shelf Registration Statement or at such time that such shares are no longer, by reason of Rule 144(k) under the Securities Act of 1933, as amended, required to be registered for the sale thereof by such holders, but this sentence shall not relieve the Company of any obligation to comply with this Article 8 as to any Registrable Securities thereafter issued. If requested by the Purchasers, and in accordance with applicable securities laws, the Shelf Registration Statement shall cover the direct sale of such Registrable Securities to the holders of such securities. A "Qualified Offering" means an equity offering (other than the Series A Offering) or series of offerings with gross proceeds to the Company in excess of $2,000,000.

                  8.2. Registration Procedures. In connection with the registration of any Registrable Securities under the Securities Act as provided in this Section 8, the Company will use its best efforts, as expeditiously as possible:

                  (a) To prepare and file with the Securities and Exchange Commission the Shelf Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Shelf Registration Statement to become effective;

                  (b) To prepare and file with the Securities and Exchange Commission such amendments and supplements to such Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement effective until the disposition of all securities in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Shelf Registration Statement shall be completed, and to comply with the provisions of the Securities Act (to the extent applicable to the Company) with respect to such dispositions;

                  (c) To furnish to each seller of such Registrable Securities such number of copies of such Shelf Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Shelf Registration Statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request, in order to facilitate the disposition of the Registrable Securities owned by such seller;

                  (d) To use its best efforts to register or qualify such Registrable Securities covered by such Shelf Registration Statement under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company will not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this Section 8.2(d) be obligated to be qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                  (e) To provide a transfer agent and registrar for all such Registrable Securities covered by such Shelf Registration Statement not later than the effective date of such Shelf Registration Statement;

                  (f) To notify each seller of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Shelf Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                  (g) To cause all such Registrable Securities to be listed on each securities exchange or automated over-the-counter trading system on which similar securities issued by the Company are then listed;

                  (h) To enter into such customary agreements and take all such other actions as reasonably required in order to expedite or facilitate the disposition of such Registrable Securities; and

                  (i) To make available for inspection by any seller of Registrable Securities, all financial and other records, pertinent corporation documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller in connection with the Shelf Registration Statement pursuant to
Section 8.1.

                  8.3. Registration and Selling Expenses. (a) All expenses incurred by the Company in connection with the Company's performance of or compliance with this Section 8, including, without limitation (i) all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), (ii) blue sky fees and expenses, (iii) all necessary printing and duplicating expenses and (iv) all fees and disbursements of counsel and accountants for the Company (including the expenses of any audit of financial statements), retained by the Company (all such expenses being herein called "Registration Expenses"), will be paid by the Company except as otherwise expressly provided in this Section 8.3.

                  (b) The Company will, in any event, in connection with any registration statement, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal, accounting or other duties in connection therewith and expenses of audits of year-end financial statements), the expense of liability insurance and the expenses and fees for listing the securities to be registered on one or more securities exchanges or automated over-the-counter trading systems on which similar securities issued by the Company are then listed.

                  (c) Nothing herein shall be construed to prevent any holder or holders of Registrable Securities from retaining such counsel (the Trust and the Partnership to be limited to one counsel representing them both and any other purchasers to be represented by one counsel separately from the Trust and the Partnership) as they shall choose, the expenses of which shall be borne by the Company.

                  8.4. Other Public Sales and Registrations. The Company agrees that it will not, on its own behalf, file or cause to become effective any other registration of any of its securities under the Securities Act or otherwise effect a public sale or distribution of its securities (except pursuant to registration on Form S-8 or any successor form relating to a special offering to the employees or security holders of the Company) until at least 180 days have elapsed after the effective date of the Shelf Registration Statement. In addition, the Company agrees that it will use its best efforts to obtain prior to the filing of the Shelf Registration Statement an agreement in form and substance satisfactory to Purchasers and their counsel in their sole and absolute discretion from each person that has the right to have the Company file or cause to become effective any other registration of any of its securities under the Securities Act or otherwise effect a public sale or distribution of its securities (except pursuant to registration on Form S-8 or any successor form relating to a special offering to the employees or security holders of the Company), pursuant to which each such person will agree for the benefit of the Company and Purchasers to waive any and all such rights until at least 180 days have elapsed after the effective date of the Shelf Registration Statement.

                  8.5. Indemnification. (a) The Company hereby agrees to indemnify, to the maximum extent permitted by law, each holder of Registrable Securities, its officers and directors, if any, and each person, if any, who controls such holder within the meaning of the Securities Act, against, and promptly to reimburse them for, all losses, claims, damages, liabilities and expenses (under the Securities Act or common law or otherwise) caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if the Company has furnished any amendments or supplements thereto) or any preliminary prospectus, which registration statement, prospectus or preliminary prospectus shall be prepared in connection with the registration contemplated by this
Section 8, or caused by
any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information furnished in writing by such holder to the Company in connection with the registration contemplated by this
Section 8, provided the Company will not be liable pursuant to this Section 8.5 if such losses, claims, damages, liabilities or expenses have been caused by any selling security holder's failure to deliver a copy of the registration statement or prospectus, or any amendments or supplements thereto, after the Company has furnished such holder with the number of copies required by Section 8.2(c).

                  (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information as is reasonably requested by the Company for use in any such registration statement or prospectus and shall severally, but not jointly, indemnify, to the extent permitted by law, the Company, its directors and officers and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent such losses, claims, damages, liabilities or expenses are caused by an untrue statement or alleged untrue statement contained in or by an omission or alleged omission from information so furnished in writing by such holder in connection with the registration contemplated by this Section 8. If the offering pursuant to any such registration is made through underwriters, each such holder agrees to enter into an underwriting agreement in customary form with such underwriters and to indemnify such underwriters, their officers and directors, if any, and each person who controls such underwriters within the meaning of the Securities Act to the same extent as hereinabove provided with respect to indemnification by such holder of the Company. Notwithstanding the foregoing or any other provision of this Agreement, in no event shall a holder of Registrable Securities be liable for any such losses, claims, damages, liabilities or expenses in excess of the lesser of (a) the net proceeds received by such holder in the offering or
(b) $1,000,000.

                  (c) Promptly after receipt by an indemnified party under
Section 8.5 (a) or (b) of notice of the commencement of any action or proceeding, such indemnified party will, if a claim in respect thereof is made against the indemnifying party under such Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such Section. In case any such action or proceeding is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel approved by such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such Section for any legal or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless incurred at the written request of the indemnifying party. Notwithstanding the above, the indemnified party will have the right to employ counsel of its own choice in any such action or proceeding if the indemnified party has reasonably concluded that there may be defenses available to it which are different from or additional to those of the indemnifying party, or counsel to the indemnified party is of the opinion that it would not be desirable for the same counsel to represent both the indemnifying party and the indemnified party because such representation might result in a conflict of interest (in either of which cases the indemnifying party will not have the right to assume the defense of any such action or proceeding on behalf of the indemnified party or parties and such legal and other expenses will be borne by the indemnifying party). An indemnifying party will not be liable to any indemnified party for any settlement of any such action or proceeding effected without the consent of such indemnifying party.

                  (d) If the indemnification provided for in Section 8.5(a) or
(b) is unavailable under applicable law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the holders of Registrable Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the holders of Registrable Securities on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the holders of Registrable Securities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 8.5(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing or any other provision of this Agreement, in no event shall a holder of Registrable Securities be liable for any such losses, claims, damages, liabilities or expenses in excess of the lesser of (a) the net proceeds received by such holder in the offering or (b) $1,000,000.

                  (e) Promptly after receipt by the Company or any holder of Securities of notice of the commencement of any action or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "contributing party"), notify the contributing party of the commencement thereof; but the omission so to notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit, or proceeding is brought against any party, and such party notifies a contributing party of the commencement thereof, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified.

                  8.6. Additional Common Stock Issuable Upon Delay of Registration. (a) Except to the extent any delay is due to the failure of a holder to reasonably cooperate in providing to the Company such information as shall be reasonably requested by the Company in writing for use in the Shelf Registration Statement, if the Shelf Registration Statement is not filed with the Securities and Exchange Commission within the target dates set forth in the first sentence of Section 8.1 (the "Outside Target Date"), the Company shall declare and pay for no additional consideration to Purchasers of additional shares of Series A Preferred Stock and Warrants or New Warrants, as the case may be, equal to 0.25% of the shares of Series A Preferred Stock (or, in the case of the Alternate Offering, Common Stock, Article IX Rights and principal amount of A Notes) and the Warrants or the New Warrants, as the case may be, then held by Purchasers for each day after the Outside Target Date that the Registration Statement remains unfiled.

                  (b) If the Shelf Registration Statement is not declared effective by the Securities and Exchange Commission within 210 days following the Closing Date (the "Targeted Effective Date"), the Company shall declare and pay for no additional consideration to Purchasers additional shares of Series A Preferred Stock (or, in the case of the Alternate Offering, Common Stock,
Article IX Rights and A Notes) and Warrants or New Warrants, as the case may be, equal to 0.25% of the shares of the Series A Preferred Stock (or, in the case of the Alternate Offering, Common Stock, Article IX Rights and principal amount of A Notes) and the Warrants or the New Warrants, as the case may be, then held by Purchasers for each day the Shelf Registration Statement is not declared effective by the Securities and Exchange Commission following the occurrence of the Targeted Effective Date.

                  (c) All shares of Common Stock issuable pursuant to Section 8.6(a) and (b) shall be duly authorized, fully paid and nonassessable shares of Common Stock and shall be included in the Shelf Registration Statement contemplated by Section 8.1. Such shares shall be registered in Purchasers' names or the name of the nominee(s) of Purchasers in such denominations as Purchasers shall request pursuant to instructions delivered to the Company.

                  9.   Article IX Rights.

                  In the event of the Alternate Offering, the Purchasers shall have the additional contractual rights contained in this Article 9.

                  9.1. Definitions. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

                  (a) "Article IX Rights" shall mean the rights to receive all Reset Issuances, Annual Issuances, Dilution Issuances and Approval Issuances, the right to exercise the Liquidation Put and Approval Call, the other rights provided in this Article 9, and the right to give or withhold consent under
Section 7.29.

                  (b) "Change of Shares" shall mean any event that necessitates an adjustment to the Dilution Value (as defined below) pursuant to Section 9.7 below.

                  (c) The "Closing Bid Price" of any security, for any trading day (as defined below), shall be the reported per share closing bid price, regular way, of such security on the relevant Stock Market (as defined below) on such trading day or, if there were no transactions on such trading day, the average of the reported closing bid and asked prices, regular way, of such security on the relevant Stock Market on such trading day.

                  (d) "Dilution Event" shall mean any event that necessitates an adjustment to the Dilution Value (as defined below) pursuant to Section 9.6 below.

                  (e) The "Dilution Value" initially shall be $0.46875. The Dilution Value is further subject to adjustment pursuant to Sections 9.2, 9.6, 9.7, 9.16 and 9.17.

                  (f) "Fair Market Value" of any asset (including any security) means the fair market value thereof as mutually determined by the Company and the Partnership and the Trust If the Company and the Partnership and the Trust are unable to reach agreement on any valuation matter, such valuation shall be submitted to and determined by a nationally recognized independent investment bank selected by the Board of Directors of the Company and the Partnership and the Trust (or, if such selection cannot be agreed upon promptly, or in any event within ten days, then such valuation shall be made by a nationally recognized independent investment banking firm selected by the American Arbitration Association in New York City in accordance with its rules), the costs of which valuation shall be paid for by the Company.

                  (g) The "Issuance Base Amount" for each Purchaser, at any time, means the sum of (i) the portion of the Alternate Offering Quantity allocated to such Purchaser pursuant to Exhibit E hereof, (ii) the number of shares of any Reset Issuances (as defined below) made to such Purchaser occurring before such time, (iii) the number of shares of any Annual Issuances (as defined below) made to such Purchaser occurring before such time, (iv) the number of shares of any Dilution Issuances (as defined below) made to such Purchaser occurring before such time, (v) the number of shares of Common Stock issued to such Purchaser upon conversion of all or any portion of the principal and interest of the A Notes and (vi) the number of shares of Common Stock issued to such Purchaser upon any Approval Issuances (with appropriate adjustments for any Change of Shares and subject to reduction pursuant to Section 9.10). For any transferee Rights Holder, the Issuance Base Amount, at any time, shall be the number of shares of Common Stock related to such Article IX Rights as were transferred to such Rights Holder plus the number of shares of any Reset Issuance, Annual Issuance, Dilution Issuance, Approval Issuance and any issuance pursuant to conversion of any principal and/or interest of A Notes made to such Rights Holder occurring subsequent to such transfer but before such time. The Issuance Base Amount shall include Dilution Issuances which would have been required but for the operation of Paragraph 9.6(b)(i).

                  (h) "Liquidation Event" shall mean any (i) liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (ii) sale or other disposition of all or substantially all of the assets of the Company or (iii) any consolidation, merger, combination, reorganization or other transaction in which the Company is not the surviving entity or shares of Common Stock constituting more than 50% of the voting power of the Company are exchanged for or changed into stock or securities of another entity, cash and/or any other property (clause (iii) of this Subsection being referred to as a "Merger Transaction"). Notwithstanding the above, any consolidation, merger, combination, reorganization or other transaction in which the Company is not the surviving entity but the stockholders of the Company immediately prior to such transaction own in excess of 50% of the voting power of the corporation surviving such transaction and own such interest in substantially the same proportions as prior to such transaction, shall not be considered a Liquidation Event or a Merger Transaction, provided that the surviving corporation has made appropriate provisions acceptable to the Rights Holders to ensure that the
Article IX Rights survive any such transaction.

                  (i) "Market Price" shall mean the average Closing Bid Price (adjusted, where appropriate, for any Change of Shares) for twenty (20) consecutive trading days, ending with the trading day prior to the date as of which the Market Price is being determined, provided that if the prices referred to in the definition of Closing Bid Price cannot be determined for such period, "Market Price" shall mean Fair Market Value.

                  (j) The "Post-Dilution Common Quantity" means the quotient of the Pre-Dilution Common Value (as defined below) divided by the Dilution Value immediately following the relevant Dilution Event or Reset Event.

                  (k) The "Pre-Dilution Common Value" means the product of the Issuance Base Amount times the Dilution Value immediately preceding the relevant Dilution Event or Reset Event.

                  (l) "Rights Holder" shall mean the Purchasers or any Person who succeeds to any such Purchaser's respective Article IX Rights pursuant to
Section 9.9.

                  (m) The "Stock Market" shall mean, with respect to any security, the principal national securities exchange on which such security is listed or admitted to trading or, if such security is not listed or admitted to trading on any national securities exchange, shall mean The Nasdaq National Market System or The Nasdaq SmallCap Market (collectively, "Nasdaq") or, if such security is not quoted on Nasdaq, shall mean the OTC Bulletin Board or, if such security is not quoted on the OTC Bulletin Board, shall mean the over-the-counter market as furnished by any NASD member firm selected from time to time by the Company for that purpose.

                  (n) A "trading day" shall mean a day on which the Stock Market is open for the transaction of business.

                  (o) The "Transfer Agent" shall mean American Stock Transfer & Trust Company or the duly appointed successor thereto serving as the transfer agent for the Common Stock.

                  9.2. Reset. (a) The Dilution Value in effect immediately prior to the date that is 12 months after the Closing Date (the "Reset Date") shall be adjusted and reset effective as of the

Reset Date if the Market Price of the Common Stock as of the Reset Date (the "12-Month Trading Price") is less than 140% of the then applicable Dilution Value (a "Reset Event"). Upon the occurrence of a Reset Event, the Dilution Value shall be reduced to be equal to the greater of (A) the 12-Month Trading Price divided by 1.40, and (B) 25% of the then applicable Dilution Value.

                  (b) Within 15 days of the Reset Date, the Company shall prepare a certificate signed by the principal financial officer of the Company setting forth the Dilution Value as of the Reset Date, showing in reasonable detail the facts upon which such Dilution Value is based, and such certificate shall forthwith be filed with the Transfer Agent. A notice stating that the Dilution Value has been adjusted pursuant to this paragraph, or that no adjustment is necessary, and setting forth the Dilution Value in effect as of the Reset Date shall be mailed as promptly as practicable after the Reset Date by the Company to all Rights Holders at their last addresses as they shall appear in the Transfer Agent's record books.

                  9.3. Reset Issuance. If there is any change in the Dilution Value as a result of Subsection 9.2(a), then, on such date, the Company shall issue to each Rights Holder a number of shares of Common Stock (the "Reset Issuance") equal to the difference between such Rights Holder's respective Post-Dilution Common Quantity minus such Rights Holder's respective Issuance Base Amount.

                  9.4. Annual Issuances. On each anniversary of the Reset Date (or the next succeeding business day), the Company shall issue (each a "Annual Issuance") to each Rights Holder a number of shares of Common Stock having an aggregate Market Price equal to 10% of the product of (i) such Rights Holder's respective Issuance Base Amount on the applicable anniversary date times (ii) 140% of the Dilution Value immediately prior to such Annual Issuance.

                  9.5. Dilution Issuances. Upon the occurrence of any Dilution Event, the Company shall issue (each a "Dilution Issuance") to each Rights Holder a number of shares of Common Stock equal to the difference of such Rights Holder's respective Post-Dilution Common Quantity minus such Rights Holder's respective Issuance Base Amount.

                  9.6. Anti-Dilution Adjustments.

                  (a) Except as otherwise provided in Subsection 9.6(c), in the event the Company shall, at any time or from time to time after the date hereof, sell or issue any shares of Common Stock for a consideration per share less than either (i) the Dilution Value in effect on the date of such sale or issuance or
(ii) the Market Price of the Common Stock as of the date of the sale or issuance (any such sale or issuance a "Dilutive Issuance"), then, and thereafter upon each further Dilutive Issuance, the Dilution Value in effect immediately prior to such Dilutive Issuance shall be changed to a price (rounded to the nearest cent) determined by multiplying the Dilution Value in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the Dilutive Issuance and the number of shares of Common Stock which the aggregate consideration received (determined as provided in Paragraph 9.6(b)(v) below) for the issuance of such additional shares would purchase at the greater of (x) the Dilution Value in effect on the date of such issuance or (y) the Market Price of the Common Stock as of such date, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the Dilutive Issuance. Such adjustment shall be made successively whenever such an issuance is made.

                  (b) For purposes of Subsection 9.6(a), the following Paragraphs (i) to (v) shall also be applicable:

                      (i) No adjustment of the Dilution Value shall be made unless such adjustment would require a decrease of at least $.01; provided that any adjustments which by reason of this Paragraph 9.6(b)(i) are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with adjustments so carried forward, shall require a decrease of at least $.01 in the Dilution Value then in effect hereunder.

                      (ii) In case of (A) the sale or other issuance by the Company (including as a component of a unit) of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or any securities convertible into or exchangeable for Common Stock (such securities convertible, exercisable or exchangeable into Common Stock being herein called "Convertible Securities"), or (B) the issuance by the Company, without the receipt by the Company of any consideration therefor, of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, whether or not such rights, warrants or options, or the right to convert or exchange such Convertible Securities, are immediately exercisable, and the consideration per share for which Common Stock is issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (determined by dividing
(x) the minimum aggregate consideration, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, payable to the Company upon the exercise of such rights, warrants or options, plus the consideration received by the Company for the issuance or sale of such rights, warrants or options, plus, in the case of such Convertible Securities, the minimum aggregate amount, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, of additional consideration, if any, other than such Convertible Securities, payable upon the conversion or exchange thereof, by (y) the total maximum number, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities issuable upon the exercise of such rights, warrants or options) is less than either the Dilution Value or the Market Price of the Common Stock as of the date of the issuance or sale of such rights, warrants or options, then such total maximum number of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (as of the date of the issuance or sale of such rights, warrants or options) shall be deemed to be "Common Stock" for purposes of Subsection 9.6(a) and shall be deemed to have been sold for an amount equal to such consideration per share and shall cause an adjustment to be made in accordance with Subsection 9.6(a).

                      (iii) In case of the sale or other issuance by the Company of any Convertible Securities, whether or not the right of conversion or exchange thereunder is immediately exercisable, and the price per share for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount of consideration received by the Company for the sale of such Convertible Securities, plus the minimum aggregate amount, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, of additional consideration, if any, other than such Convertible Securities, payable upon the conversion or exchange thereof, by (y) the total maximum number, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities) is less than either the Dilution Value or the Market Price of the Common Stock as of the date of the sale of such Convertible Securities, then such total maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities (as of the date of the sale of such Convertible Securities) shall be deemed to be "Common Stock" for purposes of Subsection 9.6(a) and shall be deemed to have been sold for an amount equal to such consideration per share and shall cause an adjustment to be made in accordance with Subsection 9.6(a).

                      (iv) In case the Company shall modify the rights of conversion, exchange or exercise of any of the securities referred to in Paragraphs (ii) or (iii) of this Subsection 9.6(b) or any other securities of the Company convertible, exchangeable or exercisable for shares of Common Stock, for any reason other than an event that would require adjustment to prevent dilution, so that the consideration per share received by the Company after such modification is less than either the Dilution Value or the Market Price of the Common Stock as of the date prior to such modification, then such securities, to the extent not theretofore exercised, converted or exchanged, shall be deemed to have expired or terminated immediately prior to the date of such modification and the Company shall be deemed for purposes of calculating any adjustments pursuant to this Section 9.6 to have issued such new securities upon such new terms on the date of modification. Such adjustment shall become effective as of the date upon which such modification shall take effect. On the expiration or cancellation of any such right, warrant or option or the termination or cancellation of any such right to convert or exchange any such Convertible Securities, the Dilution Value then in effect hereunder shall forthwith be readjusted to such Dilution Value as would have obtained (A) had the adjustments made upon the issuance or sale of such rights, warrants, options or Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities and (B) had adjustments been made on the basis of the Dilution Value as adjusted under clause (A) of this sentence for all transactions (which would have affected such adjusted Dilution Value) made after the issuance or sale of such rights, warrants, options or Convertible Securities.

                      (v) In case of the sale of any shares of Common Stock, any Convertible Securities, any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, the consideration received by the Company therefor shall be deemed to be the gross sales price therefor without deducting therefrom any expense paid or incurred by the Company or any underwriting discounts or commissions or concessions paid or allowed by the Company in connection therewith. In the event that any securities shall be issued in connection with any other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated among the securities, then each of such securities shall be deemed to have been issued for such consideration as the Board of Directors of the Company determines in good faith; provided, however that if the Partnership or the Trust disagrees with such determination, the Company shall retain, at its own expense, an independent investment banking firm acceptable to the Partnership and the Trust for the purpose of obtaining an appraisal.

                  (c) Notwithstanding any other provision hereof, no adjustment to the Dilution Value will be made:

                      (i) upon the exercise of any of the options or warrants outstanding on the date hereof under the Company's existing stock option plans; or

                      (ii) upon the issuance or exercise of options which may hereafter be granted with the approval of the Board of Directors, or exercised, under any employee benefit plan of the Company to officers, directors, consultants or employees, but only with respect to such options as are exercisable at prices no lower than the Closing Bid Price (or, if the prices referenced in the definition of Closing Bid Price cannot be determined, the Fair Market Value) of the Common Stock as of the date of grant thereof; or

                      (iii) upon the issuance of stock which may hereafter be purchased or sold with the approval of the Board of Directors, under the 1993 Employee Stock Purchase Plan of the Company to officers, directors, consultants or employees, but only with respect to such shares as are purchased and/or sold in accordance with the current plan and at prices no lower than 85% of the Closing Bid Price (or, if the prices referenced in the definition of Closing Bid Price cannot be determined, 85% of the Fair Market Value) of the Common Stock as of the date of purchase and/or sale thereof; or

                      (iv) upon the issuance of Common Stock to Rights Holders pursuant to any Reset Issuance, Annual Issuance or Dilution Issuance, upon issuance or exercise of the Placement Warrants or Advisory Warrants (as defined in the Letter of Intent), or upon the issuance or exercise of the Class A, Class B or Class C Warrants issued (A) on or prior to the Closing Date or pursuant to the Series B Offering or (B) pursuant to the exercise of the Placement Warrants or Advisory Warrants (as defined in the Letter of Intent), or upon the issuance or exercise of any Class A, Class B and Class C Warrants approved by the Partnership and the Trust; or

                      (v) upon the issuance or sale of Common Stock or Convertible Securities pursuant to the exercise of any rights, options or warrants to receive, subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, whether or not such rights, warrants or options were outstanding on the Closing Date or were thereafter issued or sold, provided that an adjustment was either made or not required to be made in accordance with Subsection 9.6(a) in connection with the issuance or sale of such securities or any modification of the terms thereof; or

                      (vi) upon the issuance or sale of Common Stock upon conversion or exchange of any Convertible Securities, provided that any adjustments required to be made upon the issuance or sale of such Convertible Securities or any modification of the terms thereof were so made, and whether or not such Convertible Securities were outstanding on the Closing Date or were thereafter issued or sold.

                  Paragraph 9.6(b)(iv) shall nevertheless apply to any modification of the rights of conversion, exchange or exercise of any of the securities referred to in Paragraphs (i), (ii), (iii), (v), (vi) and, to the extent effected with respect to fewer than all of the outstanding Class A, Class B and Class C Warrants, as the case may be, Paragraph (iv) of this Subsection 9.6(c).

                  (d) As used in this Section 9.6, the term "Common Stock" shall mean and include the Company's Common Stock authorized on the date hereof and shall also include any capital stock of any class of the Company thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Company.

                  (e) The Company from time to time may decrease the Dilution Value by any amount for any period of time if the period is at least 20 days and if the decrease is irrevocable during the period. Whenever the Dilution Value is so decreased, the Company shall mail to the Rights Holders a notice of the decrease at least 15 days before the date the decreased Dilution Value takes effect, and such notice shall state the decreased Dilution Value and the period it will be in effect.

                  The Company may make such decreases in the Dilution Value, in addition to those required or allowed by this Article IX, as shall be determined by it, as evidenced by a resolution of the Board of Directors, to be advisable in order to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

                  9.7. Change of Shares Adjustments. In the event the Company shall, at any time or from time to time after the date hereof (i) issue any shares of Common Stock as a stock dividend to the holders of Common Stock or
(ii) subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such issuance, subdivision or combination being herein called a "Change of Shares"), then the Dilution Value shall be changed to a price (rounded to the nearest cent) determined by multiplying the Dilution Value in effect immediately prior to such Change of Shares by a fraction, the numerator of which shall be the number of shares of Common

Stock outstanding immediately prior to the Change of Shares and the denominator of which shall be the number of shares of Common Stock outstanding immediately following the Change of Shares.

                  9.8. Liquidation Put. (a) The Rights Holder may require the Company to repurchase with cash any number (not to exceed such Rights Holder's Issuance Base Amount) of shares of Common Stock then owned by such Rights Holder for 140% of the aggregate Dilution Value of such shares; provided, however, in the event of a Merger Transaction, any repurchase pursuant to this Section 9.8 may be paid in cash, property (valued as provided in Subsection 9.8 (d)) and/or securities (valued as provided in Subsection 9.8 (d)) of the entity surviving such Merger Transaction.

                  (b) The Rights Holder covenants not to exercise the Liquidation Put unless a Liquidation Event has occurred (it being understood that this Section 9.8 shall not affect any rights under Section 7.27).

                  (c) The Rights Holder's Article IX Rights shall be terminated to the pro rata extent of any exercise of such Rights Holder's Liquidation Put.

                  (d) Any securities or other property to be delivered to the Rights Holder pursuant to this Section 9.8 shall be valued as follows:

                      (i) Securities not subject to an investment letter or other similar restriction on free marketability:

                      (A) If actively traded on the Stock Market, the value shall be deemed to be the Market Price of such securities as of the third day prior to the date of valuation.

                      (B) If not actively traded on the Stock Market, the value shall be the Fair Market Value of such securities.

                      (ii) For securities for which there is an active public market but which are subject to an investment letter or other restrictions on free marketability, the value shall be the Fair Market Value thereof, determined by discounting appropriately the Market Price thereof.

                      (iii) For all other securities, the value shall be the Fair Market Value thereof.

                  9.9. Transfer of Article IX Rights. The Rights Holders'
Article IX Rights are transferrable along with the Common Stock to which they relate. Any such transferee of Article IX Rights shall provide his or her name and address to the Company. Any transfer of Common Stock and related Article IX Rights shall be performed in accordance with applicable securities laws and regulations.

                  9.10. Adjustments to Issuance Base Amount. Upon the termination of any of the Rights Holder's Article IX Rights, such Rights Holder's Issuance Base Amount shall be proportionally reduced.

                  9.11. Notices.

                  (a) After each adjustment of the Dilution Value pursuant to Sections 9.2, 9.6, 9.7 and 9.16 the Company will promptly prepare a certificate signed by the Chief Executive Officer or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Dilution Value as so adjusted and (ii) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate with the Transfer Agent and cause a brief summary thereof to be sent by ordinary first class mail to each Rights Holder at his or her last address as it shall appear on the Transfer Agent's record books. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of such adjustment. The affidavit of an officer of the Transfer Agent or the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts therein stated. The Transfer Agent may rely on the information in the certificate as true and correct and has no duty nor obligation independently to verify the amounts or calculations therein set forth.

                  (b) After any adjustment in the Issuance Base Amount resulting from (i) any Reset Issuance, Annual Issuances or Dilution Issuances, (ii) any Change in Shares or (iii) any termination of Article IX Rights, the Company will promptly prepare a certificate signed by the Chief Executive Officer or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (x) the Issuance Base Amount immediately preceding and succeeding such adjustment and (y) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate with the Transfer Agent and cause a brief summary thereof to be sent by ordinary first class mail to each Rights Holder at his or her last address as it shall appear on the Transfer Agent's record books. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of such adjustment. The affidavit of an officer of the Transfer Agent or the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts therein stated. The Transfer Agent may rely on the information in the certificate as true and correct and has no duty nor obligation independently to verify the amounts or calculations therein set forth.

                  9.12. Treasury Stock. Any Reset Issuance, Annual Issuance, Dilution Issuance or Approval Issuance shall be made with duly authorized, fully-paid and non-assessable shares of Common Stock, in accordance with Delaware Law, and shall be drawn from the treasury stock of the Company to the extent available. The Company shall promptly furnish to the Partnership and the Trust, upon request, an opinion of counsel reasonably satisfactory to the Partnership and the Trust that the requirements of this Section 9.12 have been met as to any issuance referred to herein. The Company shall not otherwise sell, issue, cancel or otherwise impair any of its treasury stock without the Partnership and the Trust's prior written consent.

                  9.13. Mandatory Termination of Article IX Rights. At any time on or after the Reset Date, provided that the Required Shareholder Approvals have been obtained, the Company may cause the Rights Holder's Article IX Rights to be terminated if the Closing Bid Price of the Common Stock shall have exceeded 300% of the then applicable Dilution Value for the 20 consecutive trading days ending on the third business day prior to the date of notice of termination. No greater than 60 nor fewer than 20 days prior to the date of any such mandatory termination, notice by first class mail, postage prepaid, shall be given to the Rights Holders, addressed to such Rights Holders at their last addresses as they shall appear in the Transfer Agent's record books. Each such notice shall specify the date fixed for termination. Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given by the Company on the date deposited in the mail, whether or not the Rights Holder receives such notice; and failure properly to give such notice by mail, or any defect in such notice, to any Rights Holders shall not affect the validity of the proceedings for the termination of any other Rights Holders' Article IX Rights.

                  9.14. With the written consent of the Company and the Rights Holders holding at least a majority of the issued and outstanding Common Stock subject to Article IX Rights, any provision of this Article IX may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended. Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the Rights Holders, if any, who have not previously received notice thereof or consented thereto in writing.

                  9.15. Approval Call. (a) Upon, and within five (5) years following, the Company's obtaining the approval of its stockholders of the inclusion in the Company's Certificate of Incorporation of blank check preferred stock, each Rights Holder may require the Company to authorize and designate the Series A Preferred Stock and each Rights Holder may require (the "Approval Call") the Company to sell an amount Series A Preferred Stock to such Rights Holder determined by dividing the product of (a) such Rights Holder's Issuance Base Amount times the Dilution Value at such time by (b) the per share stated value of the Series A Preferred Stock, at an exercise price equal to the aggregate stated value of any shares of Series A Preferred Stock so called. The Approval Call may be exercised with respect to all or any portion of the permitted quantity of Series A Preferred Stock, and shall survive any exercise, to the extent of any portion of such permitted quantity of Series A Preferred Stock with respect to which it has not yet been exercised.

                  (b) The Rights Holder's Article IX Rights shall be terminated to the pro rata extent of any exercise of such Rights Holder's Approval Call.

                  (c) The exercise price of the Approval Call shall be paid by the Rights Holders in shares of Common Stock valued at their aggregate Dilution Value at such time.

                  (d) The Registration Rights contained in Article 8 shall apply to the Common Stock issuable upon the conversion of the Series A Preferred Stock issuable upon exercise of the Approval Call.

                  9.16. Approval Issuance. (a) Immediately upon the earliest of
(i) the approval by the holders of Common Stock of the Company of the provisions of this Section 9.16, to the extent such approval is necessary pursuant to Rule 4460(i) of the National Association of Securities Dealers' Marketplace Rules,
(ii) any event which renders such stockholder approval unnecessary or which renders such Rule inapplicable and (iii) September 30, 1997 (such earliest date, the "Approval Date"), the Dilution Value shall be adjusted as provided in Subsection 9.16(b) the Company shall issue to each Rights Holder a number of fully paid and non-assessable shares of Common Stock, free of preemptive rights, (the "Approval Issuance") equal to such Rights Holder's respective Post-Dilution Common Quantity minus such Rights Holders respective Issuance Base Amount at such time.

                  (b) Upon the Approval Date, the Dilution Value shall be adjusted to equal the lesser of (x) $.29 and (y) 50% of the average Closing Bid Price for either (A) the thirty consecutive trading days immediately preceeding the Approval Date, (B) the five consecutive trading days immediately preceding the Approval Date or (C) the five consecutive trading days immediately succeeding the Approval Date, whichever is lowest.

                  9.17. (a) The Dilution Value is subject to reduction as described below upon each closing of the Series B Offering or any other Qualified Offering in the event that the quotient of (a) the price per unit sold in the Series B Offering or other Qualified Offering divided by (b) the quantity of Common Stock included in each unit sold in such Series B Offering or other Qualified Offering (such quotient, the "Qualified Offering Dilution Value") is less than the Dilution Value at such time (or, in the event that securities other than Common Stock are sold in any such Series B Offering or other Qualified Offering, the "Qualified Offering Dilution Value" shall mean the lowest exercise price or conversion price of any such securities). In the event of any such adjustment, the Dilution Value shall be reduced to equal the lowest Qualified Offering Dilution Value at any such closing of the Series B Offering or other Qualified Offering.

                  (b) Upon any adjustment to the Dilution Value pursuant to this
Section 9.17, the Company shall issue to each Rights Holder a number of shares of Common Stock equal to the difference of such Rights Holder's respective Post-Dilution Common Quantity minus such Rights Holder's respective Issuance Base Amount.

                  10. Certain Definitions. For the purposes of this Agreement the following terms have the respective meanings set forth below:

                  10.1. "Affiliate" means any person, corporation, firm or entity which directly or indirectly controls, is controlled by, or is under common control with the indicated person, corporation, firm or entity.

                  10.2. "Common Stock" means the Company's Common Stock.

                  10.3. "Generally Accepted Accounting Principles" means generally accepted accounting principles consistently applied.

                  10.4. "Officers' Certificate" means a certificate executed on behalf of the Company by its President, Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Vice President--Finance, Secretary and/or one of its other Vice- Presidents.

                  10.5. "Registrable Securities" means (i) the Common Stock issuable upon conversion of the Series A Preferred Stock and exercise of the Warrants (or the New Warrants) purchased pursuant to Section 1.1 (or, in the case of the Alternate Offering, all Alternate Offering Common) (ii) any other shares of Common Stock now owned or hereafter acquired by Purchasers (whether Common Stock owned directly or underlying convertible securities of the Company). For purposes of this Agreement, any shares of Common Stock issued pursuant to Section 8.6 shall be deemed to be Registrable Securities and shall be included in the Shelf Registration Statement contemplated by Section 8.1.

                  10.6. "Securities" means the Series A Preferred Stock (or, in the case of the Alternate Offering, the Alternate Offering Common and the A Notes), the Warrants (or the New Warrants) and any Common Stock issuable upon conversion or exercise of the foregoing whether issued at the Closing or thereafter.

                  10.7. "Securities Act" means, as of any given time, the Securities Act of 1933, as amended, or any similar federal law then in force.

                  10.8. "Securities Exchange Act" means, as of any given time, the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

                  10.9. "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

                  10.10. "Subsidiary" means any person, corporation, firm or entity at least the majority of the equity securities (or equivalent interest) of which are, at the time as of which any determination is being made, owned of record or beneficially by the Company, directly or indirectly, through any Subsidiary or otherwise.

                  11. Company Indemnities. (a) The Company agrees to indemnify and hold harmless the Partnership, the Trust and Paramount Capital, Inc. and each selected dealer selected by Paramount Capital, Inc., if any, and their respective partners, affiliates, shareholders, directors, officers, agents, advisors, representatives, employees, counsel and controlling persons within the meaning of the Securities Act of 1933, as amended, and each person serving as a Director of the Company as a designee of the Purchasers (a "Director Designee") (any of the foregoing, a "Paramount Indemnified Party") against any and all losses, liabilities, claims, damages and expenses whatsoever (and all actions in respect thereof) (including, without limitation, any shareholder lawsuits) and promptly to reimburse any such Paramount Indemnified Party for legal fees and related expenses as incurred (including, but not limited to the costs of giving testimony or furnishing documents in response to a subpoena or otherwise, the costs of investigating, preparing, pursuing or defending any such action or claim whether or not pending or threatened and whether or not Para-mount Capital Inc. or any Paramount Indemnified Party is a party thereto), insofar as such losses, liabilities, claims, damages or expenses arise out of, relate to, are in incurred in connection with, or are in any way a result of,
(i) the engagement of Paramount Capital, Inc. pursuant to the Letter of Intent, the Placement Agency Agreement (as defined in the Letter of Intent), Advisory Agreement (as defined in the Letter of Intent), or other offering documents or any of the transactions contemplated by this Agreement and the other offering documents (the "Engagement"), including any modifications or future additions to such engagement and related activities prior to the date hereof, (ii) any act by Paramount Capital, Inc. the Partnership, the Trust or any other Paramount Indemnified Party taken in connection with the Engagement or the transactions contemplated herein or taken by a Director Designee in accordance with, or to ensure compliance by the Company with, the provisions of this Agreement, (iii) a breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement, the Placement Agency Agreement, the Letter of Intent or any of the other offering documents, (iv) the employment by the Company of any device, scheme or artifice to defraud, or the engaging by the Company in any act, practice or course of business which operates or would operate as a fraud or deceit, or any conspiracy with respect thereto, in connection with the sale of the Units, or (v) any untrue statement or alleged untrue statement of a material fact contained herein or in any of the Series A or Series B offering documents or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent any of the foregoing are finally and fully adjudicated by a court of competent jurisdiction to be a direct result of the intentional misconduct of any Paramount Indemnified Party.

                  (b) The Company agrees to indemnify and hold harmless a Paramount Indemnified Party to the same extent as the foregoing indemnity, and subject to the limitations set forth therein, against any and all loss, liability, claim, damage and expense whatsoever directly arising out of the exercise by any person of any right under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, or the securities or Blue Sky laws of any state on account of violations of the representations, warranties or agreements set forth herein and in any documents related hereto.

                  12.   Miscellaneous.

                  12.1. Termination; Survival of Representations, Warranties and Covenants. Except as otherwise provided for in this Agreement all representations, warranties, covenants and agreements contained in this Agreement, or in any document, exhibit, schedule or certificate by any party delivered in connection herewith shall survive the execution and delivery of this Agreement and the Closing Date and the consummation of the transactions contemplated hereby, regardless of any investigation made by Purchasers or on their behalf.

                  12.2. Expenses. The Company shall pay all its own expenses in connection with this Agreement and the transactions contemplated herein. The Company agrees to pay promptly and save the Partnership and the Trust harmless against liability for the payment all expenses incurred by the Company and the Partnership and the Trust in connection with the preparation and consummation of the Agreement and the transactions contemplated herein, including but not limited to: all costs and expenses under Section 8, including without limitation, the costs of preparing, printing and filing with the Securities and Exchange Commission the Shelf Registration Statement and amendments, post-effective amendments, and supplements thereto; preparing, printing and delivering exhibits thereto and copies of the preliminary, final and supplemental prospectuses; preparing, printing and delivering all selling documents, including but not limited to the subscription agreement, the warrant agreement and stock and warrant certificates; legal fees and disbursements of the Partnership and the Trusts' counsel (which amount shall be offset against payment of the purchase price for legal fees that have been accrued up to such date and the remainder of which shall be paid within 30 days of submission of any statements therefor) in connection with the preparation and consummation of this Agreement and the transactions contemplated herein, including the legal fees and costs of negotiating and drafting any transaction documents, due diligence and any necessary regulatory filings (including, without limitation, the Shelf Registration Statement, Forms 3, 4 and 5 and Schedule 13-D filings); the cost of a total of two sets of bound closing volumes for the Partnership and the Trust and their counsel; and the cost of the tombstone advertisement in the Wall Street Journal (National Edition) pursuant to Section 7.22(c).

                  12.3. Amendments and Waivers. Except for the Operative Documents, this Agreement and all exhibits and schedules hereto set forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. This Agreement may be amended only by mutual written agreement of the Company and the holders of a majority of the outstanding shares of Series A Preferred Stock, and the Company may take any action herein prohibited or omit to take any action herein required to be performed by it, and any breach of any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or waiver of the holders of a majority of the outstanding shares of Series A Preferred Stock. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

                  12.4. Successors and Assigns. This Agreement may not be assigned by the Company except with the prior written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock. This Agreement shall be binding upon and inure to the benefit of the Company and its permitted successors and assigns and Purchasers and their successors and assigns. The provisions hereof which are for Purchasers' benefit as purchasers or holders of the Series A Preferred Stock and the Warrants are also for the benefit of, and enforceable by, any subsequent holder of such Series A Preferred Stock and Warrants.

                  12.5. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given personally or when mailed by certified or registered mail, return receipt requested and postage prepaid, and addressed to the addresses of the respective parties set forth below or to such changed addresses as such parties may have fixed by notice; provided, however, that any notice of change of address shall be effective only upon receipt:

                           If to the Company:
                           Procept, Inc.
                           840 Memorial Drive
                           Cambridge, MA  02139
                           Attn:  Stanley C. Erck

                           With a Copy to:
                           Palmer & Dodge LLP
                           One Beacon Street
                           Boston, MA  02108
                           Attn:  Lynnette C. Fallon

                           If to the Partnership or the Trust:
                           Paramount Capital Asset Management, Inc.
                           787 Seventh Avenue
                           New York, NY 10019
                           Attn: David R. Walner

                           With a Copy to:
                           Kramer, Levin, Naftalis & Frankel
                           919 Third Avenue
                           New York, New York 10022
                           Attention: Monica C. Lord

                  12.6. Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by the internal laws of the State of New York without giving effect to such State's principles of conflict of laws.

                  12.7. Counterparts. This Agreement may be executed in any number of counterparts and, notwithstanding that any of the parties did not execute the same counterpart, each of such counterparts shall, for all purposes, be deemed an original, and all such counterparts shall constitute one and the same instrument binding on all of the parties thereto.

                  12.8. Headings. The headings of the Sections hereof are inserted as a matter of convenience and for reference only and in no way define, limit or describe the scope of this Agreement or the meaning of any provision hereof.

                  12.9. Severability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless the provision held invalid shall substantially impair the benefit of the remaining portion of this Agreement.

                  12.10. Freedom of Action. (a) The Partnership and the Trust and their affiliates shall not have any obligation to the Company not to (i) engage in the same or similar activities or lines of business as the Company or develop or market any products, services or technologies that does or may in the future compete, directly or indirectly, with those of the Company, (ii) invest or own any interest publicly or privately in, or develop a business relationship with, any corporation, partnership or other person or entity engaged in the same or similar activities or lines or business as, or otherwise in competition with, the Company or (iii) do business with any client, collaborator, licensor, consultant, vendor or customer of the Company. The Partnership and the Trust and its officers, directors, employees or former employees and affiliates shall not have any obligation, or be liable, to the Company solely on account of the conduct described in the preceding sentence. In the event that either of the Partnership or the Trust and any officer, director, employee or former employee or affiliate thereof acquires knowledge of a potential transaction, agreement, arrangement or other matter which may be a corporate opportunity for both the Partnership and the Trust and the Company, neither of the Partnership and the Trust nor their officers, directors, employees or former employees or affiliates shall have any duty to communicate or offer such corporate opportunity to the Company and neither of the Partnership and the Trust nor their officers, directors, employees or former employees or affiliates shall be liable to the Company for breach of any fiduciary duty, as a stockholder or otherwise, solely by reason of the fact that Partnership and the Trust or any of their officers, directors, employees or former employees or affiliates pursue or acquire such corporate opportunity for either of the Partnership or the Trust, direct such corporate opportunity to another person or entity or communicate or fail to communicate such corporate opportunity or entity to the Company. As used in this Section, the Partnership and the Trust shall mean either and both of the Partnership and the Trust and their affiliates (excluding the Company as an affiliate of the Partnership and the Trust).

                  (b) The provisions of this Section 12.10 shall be enforceable to the fullest extent permitted by law.

                  12.11. Rights of Purchasers Inter Se. Each Purchaser shall have the absolute right to exercise or refrain from exercising any right or rights which such Purchaser may have by reason of this Agreement or any security including, without limitation, the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting such modification, and such Purchaser shall not incur any liability to any other Purchaser or Purchasers with respect to exercising or refraining from exercising any such right or rights. Each Purchaser and Paramount Capital, Inc. may assign to an affiliate any of their respective rights under this Agreement.

                  12.12. Consent to Jurisdiction. The parties hereto irrevocably consent to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument. In any such action or proceeding, each party hereto waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with this Section 12.12. Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the party so served shall appear or answer such summons, complaint or other process.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                         PROCEPT INC.


                                         By:  /s/ Stanley C. Erck
                                              ---------------------------------
                                              Name:  Stanley C. Erck
                                              Title: President


                                         THE ARIES FUND, A CAYMAN ISLAND
                                         TRUST

                                         By:  its Investment Manager, PARAMOUNT
                                         CAPITAL ASSET MANAGEMENT, INC.


                                         By:  /s/ Lindsay A. Rosenwald, M.D.
                                              ----------------------------------
                                              Name:  Lindsay A. Rosenwald, M.D.
                                              Title:  President


                                         THE ARIES DOMESTIC FUND, L.P.


                                         By:  its General Partner, PARAMOUNT
                                         CAPITAL ASSET MANAGEMENT, INC..


                                         By:  /s/ Lindsay A. Rosenwald, M.D.
                                              ----------------------------------
                                              Name:  Lindsay A. Rosenwald, M.D.
                                              Title:  President